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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

DG FASTCHANNEL, INC.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 27, 2009

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of DG FastChannel, Inc. (the "Company"), which will be held at the Wingate Inn, 850 W. Walnut Hill Lane, Irving, Texas 75038, on Monday, May 11, 2009 at 10:00 a.m. local time.

        Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

        It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the Annual Meeting, please promptly submit your proxy by phone, via the internet, or by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-paid envelope at your earliest convenience.

        On behalf of the Board of Directors, I would like to express our appreciation of your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

Omar A. Choucair Secretary

DG FASTCHANNEL, INC.
750 W. John Carpenter Freeway, Suite 700
Irving, Texas 75039

Notice of Annual Meeting of Stockholders
to be held May 11, 2009

        The Annual Meeting of Stockholders (the "Annual Meeting") of DG FastChannel, Inc. (the "Company") will be held at the Wingate Inn, 850 W. Walnut Hill Lane, Irving, Texas 75038, on Monday, May 11, 2009 at 10:00 a.m. local time for the following purposes:

  1.
  To elect three directors, to serve for three-year terms or until his or her successor has been duly elected and qualified;

  2.
  To ratify and approve a proposal to amend the Company's 2006 Long-Term Stock Incentive Plan; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing are more fully described in the accompanying Proxy Statement. Only stockholders of record at the close of business on March 19, 2009 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. A list of such stockholders will be available at the Annual Meeting and at least ten days prior to the Annual Meeting during normal business hours at the Company's headquarters located at 750 W. John Carpenter Freeway, Suite 700, Irving, Texas 75039 for examination by any stockholder.

        Whether or not you plan to attend the Annual Meeting, please promptly give your proxy by telephone, via the Internet, or by dating, executing and returning the enclosed proxy card to the Company in the enclosed addressed and stamped envelope. You may revoke the proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy or by attending the Annual Meeting, withdrawing the proxy and voting in person.

        Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 11, 2009. Our Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

By Order of the Board of Directors,

Omar A. Choucair Secretary

DG FASTCHANNEL, INC.
750 W. John Carpenter Freeway, Suite 700
Irving, Texas 75039

972-581-2000
PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 11, 2009

        These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of DG FastChannel, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders of the Company to be held at the Wingate Inn, 850 W. Walnut Hill Lane, Irving, Texas 75038, on Monday, May 11, 2009, at 10:00 a.m. local time and at any adjournments or postponements thereof (the "Annual Meeting"). Shares represented by proxies given by telephone, via the Internet or by proxy card in the form enclosed will be voted at the Annual Meeting if the proxy is properly given to the Company before the Annual Meeting and not revoked. Any stockholder giving a proxy may revoke it at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by timely executing and delivering, by mail, Internet, telephone or in person a subsequently dated proxy or by attending the Annual Meeting, withdrawing the proxy and voting in person. Your attendance at the Annual Meeting will not constitute automatic revocation of the proxy. These proxy materials are first being furnished to stockholders on or about March 31, 2009.

PURPOSE OF MEETING

        At the Annual Meeting, stockholders will be asked to consider proposals to (i) elect three directors, to serve for three-year terms or until his or her successor has been duly elected and qualified and (ii) ratify and approve a proposal to amend the Company's 2006 Long-Term Stock Incentive Plan (the "2006 Plan") to increase the number of shares available for issuance thereunder. The Board of Directors recommends that stockholders vote "FOR" the nominees for director and "FOR" the proposal to amend the 2006 Plan.

 VOTING RIGHTS AND SOLICITATION OF PROXIES

        The Company's common stock, $0.001 par value (the "Common Stock"), is the only type of security whose holders are entitled to vote at the Annual Meeting. On March 19, 2009, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 21,245,523 shares of Common Stock outstanding. Each stockholder of record is entitled to one vote for each share of Common Stock held by such stockholder on March 19, 2009.

Quorum Required

        The Company's Bylaws provide that the holders of a majority of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

        Proposal One.    Directors are elected by a plurality of the affirmative votes cast by holders of those shares present in person or represented by proxy at the Annual Meeting. The nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total.

        Proposal Two.    Approval of the proposal to ratify and approve an amendment to the 2006 Plan requires the affirmative vote of holders of a majority of those shares present in person or represented by proxy. Abstentions are not affirmative votes and, therefore, will have the same effect as votes against the proposal. Broker non-votes will not be treated as voting on the matter and thus, will not affect the outcome of the voting on the proposal.

Proxies

        Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return your proxy by mail, telephone or via the Internet, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted "FOR" the nominees of the Board of Directors, "FOR" the proposed amendment to the 2006 Plan and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. Any stockholder giving a proxy may revoke it at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by delivering, by mail, Internet, telephone or in person, a subsequently dated proxy or by attending the Annual Meeting, withdrawing the proxy and voting in person. Your attendance at the Annual Meeting will not constitute automatic revocation of the proxy. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

        The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders.

        Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies may be supplemented by solicitation by telephone, facsimile or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services.

 PROPOSAL ONE: ELECTION OF DIRECTORS

        The Company currently has seven directors, divided into three classes. The term of one class of directors expires each year. The persons whose names are listed below have been nominated for election as director by the Board of Directors. A nominee, if elected, will serve until the Annual Meeting in 2012 or until his or her successor has been elected and qualified.

        The Board of Directors' nominees for election as directors for three-year terms expiring at the Company's Annual Meeting in 2012 are as follows:

Name	Age	Title(s)
Omar A. Choucair(1)	47	Chief Financial Officer, Secretary and Director
Lisa C. Gallagher(2)	52	Director
David M. Kantor(2)	52	Director

(1)
Member of the Executive Committee

(2)
Member of the Compensation Committee

        Omar A. Choucair joined the Company as Chief Financial Officer in July 1999 and has been a member of the Board of Directors of the Company since November 2000. Prior to joining the Company, Mr. Choucair served as Vice President of Finance for AMFM, Inc. (formerly Chancellor Media Corporation) and served as Vice President of Finance for Evergreen Media Corporation before it was acquired by Chancellor Media Corporation in 1997. Prior to entering the media industry, Mr. Choucair was a Senior Manager at KPMG LLP, where he specialized in media and telecommunications clients. Mr. Choucair received a B.B.A. from Baylor University.

        Lisa C. Gallagher has been a member of the Board of Directors of the Company since May 2006 after having served first as a director, and most recently as Chairman of the Board of Directors, of FastChannel Network, Inc. since 2002. Since 2003, Ms. Gallagher has served as the Senior Vice President and Chief Operating Officer of Hawtan Leathers, a privately held international manufacturer of specialty leathers for the garment industry. She previously spent over 20 years as both a commercial as well as investment banker specializing in media transactions. She started her banking career in the early 1980s at the Bank of Boston and in 1997 moved to its investment bank, BancBoston Securities as Managing Director to run their Media & Communications Group. In 1998 she became Managing Director and Group head of the Internet/Media Convergence Group of Robertson Stephens, a leading high technology investment banking firm, upon the BancBoston Securities acquisition of Robertson Stephens. After leaving Robertson Stephens in 2001, she worked for Remy Capital Partners, a small investment banking boutique, before joining Hawtan Leathers. Ms. Gallagher holds a B.A. from Mount Holyoke College and an M.B.A. from the Simmons Graduate School of Management in Boston.

        David M. Kantor has been a member of the Board of Directors of the Company since August 1999. Since 2003, Mr. Kantor has been Vice Chairperson and Chief Executive Officer of Reach Media, a company that develops, acquires and partners in quality media and marketing opportunities targeting the African-American population. Formerly, he was Senior Vice President for Network Operations of AMFM, Inc. (formerly Chancellor Media Corporation) and President of ABC Radio Network, having previously served as Executive Vice President. Prior to joining ABC Radio Network, he held executive positions with Cox Cable and Satellite Music Network. Mr. Kantor holds a B.S. from the University of Massachusetts and an MBA from Harvard Business School.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR THE BOARD OF DIRECTORS.

Directors Continuing in Office

Name	Age	Title(s)	Expiration of Term as Director
Scott K. Ginsburg(1)	56	Chief Executive Officer and Chairman of the Board	2010
William Donner(2)	56	Director	2011
Kevin C. Howe(2),(3)	60	Director	2011
Anthony J. LeVecchio(2)	62	Director	2011

(1)
Member of the Executive Committee

(2)
Member of the Audit Committee

(3)
Member of the Compensation Committee

        Scott K. Ginsburg joined the Company in December 1998 as Chairman of the Board and has served as Chief Executive Officer since November 2003. Mr. Ginsburg founded the Boardwalk Auto Group in 1998, which consists of several car dealerships located in the Dallas area. From 1997 to 1998, Mr. Ginsburg served as Chief Executive Officer and Director of Chancellor Media Corporation (now part of Clear Channel Communications, Inc.). Mr. Ginsburg founded Evergreen Media Corporation in 1988, and was the co-founder of Statewide Broadcasting, Inc. and H&G Communications, Inc. Mr. Ginsburg earned a B.A. from George Washington University in 1974 and a J.D. from Georgetown University in 1978.

        William Donner has been a member of the Board of Directors of the Company since May 2006 after having served as a director of FastChannel Network, Inc. Since 2004, Mr. Donner has served as CEO of MedCommons, a personal health record storage and transport company. In the early 1980s, Mr. Donner built and ran Precision Business Systems, a Wall Street based systems integrator. Precision Business Systems was sold to Bank of America in 1988 and subsequently, a division was sold to Reuters, PLC, where Mr. Donner ran the Reuters Dealing 2001 and 2002 Trading Services. In 1994, Mr. Donner was named Chief Architect of Reuters where he ran the central research group. Mr. Donner joined the Greenhouse Group, Reuters' corporate venture capital arm, in 1996. In 1999, Mr. Donner joined Fenway Partners, a private equity fund, where he led the technology investment group. Mr. Donner holds a B.S.E.E. from Massachusetts Institute of Technology.

        Kevin C. Howe has been a member of the Board of Directors of the Company since February 2001. Since 1999, he has been the Managing Partner of Mercury Ventures. Mercury Ventures manages seven different funds that invest in emerging technology companies that focus on Internet applications. Mr. Howe served on the board of The Sage Group, plc. which is traded on the London Stock Exchange from 1991 to 2005. Mr. Howe also sits on the boards of two privately held technology firms. In 1985, he co-founded DacEasy, an early leader in packaged application software. In 1987, Mr. Howe led the sale of DacEasy to Insilco (a Fortune 500 company). In 1991, Mr. Howe led the carve-out of DacEasy from Insilco and subsequent sale to The Sage Group, plc. which had market capitalization of over $7 billion. He was Chief Executive Officer of the US operations of The Sage Group, plc. responsible for operations and acquisitions until 1999. In 1993, Mr. Howe also co-founded Martin Howe Associates, which was an early leader in the merchant credit card processing industry and a pioneer in wireless solutions. The company was sold in 1997 to PMT Services, Inc., a Nasdaq listed company. Mr. Howe received his MBA from Southern Methodist University in 1976.

        Anthony J. LeVecchio has been a member of the Board of Directors of the Company since August 2004. Since its formation in 1988, he has been the President of The James Group, a general business consulting firm that has advised clients across a range of high-tech industries. Prior to forming The

James Group in 1988, Mr. LeVecchio was the Senior Vice President and Chief Financial Officer for VHA Southwest, Inc., a regional healthcare system. He currently serves on the Board of Directors of Microtune, Inc., a company that is listed on the Nasdaq Global Market, and serves as the Chairman of its Audit Committee. He currently serves on the Board of Directors of Ascendent Solutions, Inc., a company that is tracked on the OTC Bulletin Board and serves as the Chairman of its Audit Committee. He also serves on the Board of Directors of Viewpoint Financial Group, a Plano, Texas based bank holding group traded on the Nasdaq Global Select Market and is on their audit, loan, legislative, and compensation committees.

Corporate Governance

  Independence

        The Board of Directors has determined, after considering all of the relevant facts and circumstances, that each of Mr. Howe, Mr. Kantor, Mr. LeVecchio, Mr. Donner and Ms. Gallagher is independent from our management, and is an "independent director" as defined under the Nasdaq Marketplace Rules. This means that none of those directors (1) is an officer or employee of the Company or its subsidiaries or (2) has any direct or indirect relationship with the Company that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. As a result, the Company has a majority of independent directors as required by the Nasdaq Marketplace Rules.

  Code of Business Conduct and Ethics

        The Company has adopted a Code of Business Conduct and Ethics that applies to its directors, officers and employees. A copy of the Company's Code of Business Conduct and Ethics is available on its website at www.dgfastchannel.com by clicking first on "Who We Are," then on "Careers & Ethics." The Company will also provide a copy of its Code of Business Conduct and Ethics, without charge, to any stockholder who so requests in writing.

  Communications with the Board of Directors

        Stockholders may communicate with the Board of Directors by writing to the Board in care of the Company's Secretary, DG FastChannel, Inc., 750 West John Carpenter Freeway, Suite 700, Irving, Texas 75039. The Board of Directors has delegated responsibility for initial review of stockholder communications to the Company's Secretary. In accordance with the Board's instructions, the Secretary will forward the communication to the director or directors to whom it is addressed, except for communications that are (1) advertisements or promotional communications, (2) solely related to complaints by users with respect to ordinary course of business customer service and satisfaction issues or (3) clearly unrelated to our business, industry, management or Board or committee matters. In addition, the Secretary will make all communications available to each member of the Board, at the Board's next regularly scheduled meeting.

Board Committees

        The Board of Directors of the Company has three standing committees: the Audit Committee, the Compensation Committee and the Executive Committee. None of the directors who serve as members of the Audit Committee or the Compensation Committee are employees of the Company or any of its subsidiaries. The Company has no nominating committee or committee that recommends qualified candidates to the Board of Directors for nomination or election as directors.

  Audit Committee

        The Audit Committee operates under an Amended and Restated Charter of the Audit Committee adopted by the Company's Board of Directors, a copy of which was attached as Appendix A to the Company's 2007 Proxy Statement.

        The Audit Committee's functions include:

  •
  engaging independent auditors and determining their compensation;

  •
  making recommendations to the Board of Directors for reviewing the completed audit and audit report with the independent auditors, the conduct of the audit, significant accounting adjustments, recommendations for improving internal controls, and all other significant findings during the audit;

  •
  meeting at least quarterly with the Company's management and auditors to discuss internal accounting and financial controls, as well as results of operations reviews performed by the auditors;

  •
  determining the scope of and authorizing or approving any permitted nonaudit services provided by the independent auditors and the compensation for those services; and

  •
  initiating and supervising any special investigation it deems necessary regarding the Company's accounting and financial policies and controls.

        The Audit Committee is composed solely of directors who are not officers or employees of the Company and who, the Company believes, have the requisite financial literacy to serve on the Audit Committee, have no relationship to the Company that might interfere with the exercise of their independent judgment, and meet the standards of independence for members of an audit committee under the rules of the Securities and Exchange Commission (the "SEC") and under the Nasdaq Marketplace Rules.

        In accordance with the rules and regulations of the SEC, the preceding paragraph regarding the independence of the members of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, notwithstanding any general incorporation by reference of this section into any other filed document.

        Messrs. LeVecchio (Chairman), Donner and Howe are the current members of the Audit Committee. The Board of Directors, after reviewing all of the relevant facts, circumstances and attributes, has determined that Mr. LeVecchio, the Chairman of the Audit Committee, is the sole "audit committee financial expert" on the Audit Committee.

  Compensation Committee

        The Compensation Committee's functions include:

  •
  establishing and administering the Company's compensation policies;

  •
  determining, or recommending to the Board, the compensation of the Company's executive officers;

  •
  administering the Company's equity compensation plans; and

  •
  overseeing the administration of other employee benefit plans and fringe benefits paid to or provided for the Company's officers.

See "Executive Compensation—Compensation Committee Report" below. Messrs. Howe (Chairman) and Kantor and Ms. Gallagher are the current members of the Compensation Committee. All current members of the Compensation Committee are "independent directors" as defined under the Nasdaq Marketplace Rules.

  Executive Committee

        The Executive Committee was established in January 2001. The Executive Committee has the authority, between meetings of the Board of Directors, to take all actions with respect to the management of the Company's business that require action by the Board of Directors, except with respect to certain specified matters that by law must be approved by the entire Board of Directors. Messrs. Ginsburg and Choucair are the current members of the Executive Committee.

Attendance at Meetings of the Board of Directors and Committees

        During 2008, the Board of Directors held eleven meetings. The Audit Committee held five meetings during 2008, and the Compensation Committee held three meetings during 2008. All persons who were directors during 2008 attended at least 75% of the total of the Board meetings and the meetings of committees on which they served that were held while such person served as a director.

Nominations to the Board of Directors

        The Board of Directors does not have a nominating committee or other committee that recommends qualified candidates to the Board for nomination or election as directors. The Board of Directors believes that, because of its relatively small size, it is sufficient for the independent directors to select or recommend director nominees. The Board of Directors has adopted a nominations process that provides that the Company's independent directors (as defined under the Nasdaq Marketplace Rules), acting by a majority, are authorized to recommend individuals to the Board of Directors for the Board's selection as director nominees. Under the rules promulgated by the SEC, the independent directors are, therefore, treated as a "nominating committee" for the purpose of the disclosures in this section.

        With respect to the nominations process, the independent directors do not operate under a written charter, but under resolutions adopted by the Board of Directors.

        The independent directors are responsible for reviewing and interviewing qualified candidates to serve on the Board of Directors, for making recommendations to the full Board for nominations to fill vacancies on the Board, and for selecting the management nominees for the directors to be elected by the Company's stockholders at each annual meeting. The independent directors have not established specific minimum age, education, experience or skill requirements for potential directors. The independent directors have, however, been authorized by the Board of Directors to take into account all factors they consider appropriate in fulfilling their responsibilities to identify and recommend individuals to the Board as director nominees. Those factors may include, without limitation, the following:

  •
  an individual's business or professional experience, accomplishments, education, judgment, understanding of the business and the industry in which the Company operates, specific skills and talents, independence, time commitments, reputation, general business acumen and personal and professional integrity or character;

  •
  the size and composition of the Board and the interaction of its members, in each case with respect to the needs of the Company and its stockholders; and

  •
  regarding any individual who has served as a director of the Company, his past preparation for, attendance at, and participation in meetings and other activities of the Board or its committees and his overall contributions to the Board and the Company.

        The independent directors may use multiple sources for identifying and evaluating nominees for directors, including referrals from the Company's current directors and management as well as input from third parties, including executive search firms retained by the Board. The independent directors will obtain background information about candidates, which may include information from directors' and officers' questionnaires and background and reference checks, and will then interview qualified candidates. The Company's other directors will also have an opportunity to meet and interview qualified candidates. The independent directors will then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that a candidate be nominated to the Board.

        The independent directors will consider qualified nominees recommended by stockholders, who may submit recommendations to the independent directors in care of the Company's Board of Directors through a written notice as described under "—Corporate Governance—Communications with the Board of Directors" above. To be considered by the independent directors, a stockholder nomination for election at the 2010 annual meeting (1) must be submitted by December 4, 2009, (2) must contain a statement by the stockholder that such stockholder holds, and has continuously held for at least a year before the nomination, at least $2,000 in market value or 1% of the shares of Common Stock and that such stockholder will continue to hold at least that number of shares through the date of the annual meeting of stockholders, and (3) must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve, if elected. Nominees for director who are recommended by the Company's stockholders will be evaluated in the same manner as any other nominee for director.

Director Compensation

        Directors of the Company receive compensation for services provided as a director as well as reimbursement for documented reasonable expenses incurred in connection with attendance at meetings of the Board and the committees thereof. The Company pays its directors an annual cash retainer of $12,000 plus $1,500 per meeting attended. Mr. LeVecchio is paid $13,000 as an additional retainer, as Chairman of the Audit Committee. Directors of the Company are also eligible to receive stock-based compensation.

Section 16(a) Beneficial Ownership Reporting Compliance

        The members of the Board of Directors, the officers of the Company and persons who hold more than 10% of the Company's outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act which require them to file reports with respect to their ownership of the Company's common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2008 fiscal year transactions in the common stock and their common stock holdings and (ii) the written representation received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2008 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its officers, Board members and greater than 10% shareholders at all times during the 2008 fiscal year.

Other Information

        In September 1999, a civil lawsuit was filed by the SEC in the United States District Court for the Southern District of Florida against Scott K. Ginsburg, the Chairman of the Board of the Company, his brother and his father. The lawsuit alleged that Mr. Ginsburg had violated the insider trading provisions of the federal securities laws by communicating material, non-public information to his brother in 1996 regarding the securities of EZ Communications, Inc. ("EZ") and in 1997 regarding the securities of Katz Media, Inc. ("Katz"). The lawsuit further alleged that Mr. Ginsburg's father and brother, relying upon the information allegedly furnished by Mr. Ginsburg, purchased securities in EZ and Katz, and subsequently profited from the sale of such securities.

        In April 2002, a jury found that Mr. Ginsburg did make these communications, known as "tipping," and therefore concluded that he had violated Sections 10(b) and 14(e) of the Exchange Act and Rules 10b-5 and 14e-3 thereunder. In July 2002, the United States District Court imposed a $1,000,000 civil penalty against Mr. Ginsburg.

        Mr. Ginsburg filed a motion asking the Court to set aside its ruling and the verdict of the jury. On December 19, 2002, the United States District Court granted Mr. Ginsburg's motion for judgment notwithstanding the verdict. The Court overturned the jury verdict in its entirety and set aside the civil penalty.

        On February 13, 2003, the SEC filed a Notice of Appeal, seeking to reverse the Court's decision and challenging the Court's earlier refusal to impose an injunction against Mr. Ginsburg. On March 19, 2004 a decision of a three-judge panel of the Eleventh Circuit U.S. Court of Appeals reversed the decision by the U.S. District Court for the Southern District of Florida on December 19, 2002. The Court of Appeals (i) reinstated the jury verdict that Mr. Ginsburg had, in matters unrelated to the Company, violated Sections 10(b) and 14(e) of the Exchange Act and Rules 10b-5 and 14e-3 thereunder, (ii) reinstated a $1 million civil penalty against Mr. Ginsburg and (iii) remanded the case to the District Court with instructions to enjoin Mr. Ginsburg from violations of the federal securities laws and regulations. The Court of Appeals did not bar Mr. Ginsburg from serving as an officer or director of a public company and the Company's Board immediately and unanimously moved to affirm Mr. Ginsburg in his capacity as Chairman of the Board of Directors.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR THE BOARD OF DIRECTORS.

PROPOSAL TWO: APPROVAL OF AN AMENDMENT TO THE COMPANY'S
2006 LONG-TERM STOCK INCENTIVE PLAN

Description of our 2006 Long-Term Stock Incentive Plan

        The 2006 Plan was approved by our Board of Directors and adopted by our stockholders at our 2006 Annual Meeting. The number of shares subject to the 2006 Plan, as originally adopted, was 1,100,000 shares. The stockholders are being asked to vote on a proposal to approve an amendment to the 2006 Plan that would increase the number of shares available for issuance from 1,100,000 to 2,200,000.

        The purposes of the 2006 Plan are to:

  •
  attract and retain the best available personnel;

  •
  provide additional incentives to employees, directors and consultants;

  •
  increase the 2006 Plan participants' interest in our welfare; and

  •
  promote the growth and success of our business.

        Our Board of Directors believes that the 2006 Plan is structured to accomplish these purposes. Accordingly, our Board of Directors approved an increase in the number of shares available for issuance under the 2006 Plan from 1,100,000 to 2,200,000 and submits such amendment to stockholders for their ratification and approval at our Annual Meeting.

        The following summary of the 2006 Plan is qualified by reference to the full text of the 2006 Plan, as amended, which is attached as Appendix A to this proxy statement.

  General Provisions

        The Compensation Committee of our Board of Directors administers the 2006 Plan. In the future, the Board or other committees may be allocated some or all of the Committee's duties. Our Compensation Committee consists solely of two or more non-employee directors in accordance with 16b-3 under the Securities Exchange Act and outside directors in accordance with the Internal Revenue Code. The Committee is authorized to administer the 2006 Plan in accordance with its terms, including the authority to:

  •
  interpret the 2006 Plan and all awards;

  •
  establish and amend rules and regulations for the 2006 Plan's operation;

  •
  select recipients of awards;

  •
  determine the form, amount and other terms and conditions of awards;

  •
  modify or waive restrictions on awards;

  •
  amend awards; and

  •
  grant extensions.

        Our officers and other employees, directors and consultants, in addition to those of our affiliates, are eligible to be selected to participate in the 2006 Plan. Incentive stock options may be granted only to our employees and employees of our subsidiaries in which we own directly or indirectly more than a 50% voting equity interest. Our Compensation Committee has the sole discretion to select participants from among the eligible persons. It is estimated that the total number of persons who are eligible to receive awards under the 2006 Plan at present would not exceed 770.

        Pending the approval by the stockholders, the aggregate number of shares of common stock which may be issued under the 2006 Plan with respect to awards may not exceed 2,200,000 shares. That limit is subject to adjustment for certain transactions affecting the common stock. Lapsed, forfeited or canceled awards will not count against this limit and can be regranted under the 2006 Plan. However, the cancellation of an option upon exercise of a stock appreciation right granted in tandem with the option will count against the limit. In addition, shares of common stock used to pay the exercise price of an option in a "cashless" exercise through a broker and the shares that are withheld from payment of an award to satisfy tax obligations with respect to the award will count against the above limit. Any and all shares available under the 2006 Plan may be granted to any employee, director or consultant during the term of the 2006 Plan. No person may receive during any fiscal year grants of awards covering more than 100,000 shares of common stock. In connection with a person's initial service for us or one of our affiliates, a person may be granted awards covering up to an additional 50,000 shares of common stock that will not count against the limit in the preceding sentence. The shares issued under the 2006 Plan may be issued from shares held in treasury or from authorized but unissued shares.

  Types of Awards

        The 2006 Plan provides for the grant of:

  •
  stock options, including incentive stock options and nonqualified stock options;

  •
  stock appreciation rights, in tandem with stock options or freestanding;

  •
  restricted stock awards; and

  •
  performance awards.

        Any stock option granted in the form of an incentive stock option must comply with Section 422 of the Internal Revenue Code. Our Compensation Committee may grant awards individually, in combination, or in tandem.

  General Award Provisions

        All awards will be evidenced by award agreements, as determined by our Compensation Committee. The award will be effective on the date of grant unless the Committee specifies otherwise.

        The exercise or measurement price will be at least equal to the fair market value of our common stock. The fair market value generally is determined to be the closing sales price quoted on The Nasdaq Stock Market on the date of the grant of the award.

        Awards will normally terminate on the earlier of (i) 5 to 10 years from the date of grant, (ii) three months after termination of employment or service for a reason other than death or disability or cause, (iii) six months after death, or (iv) six months after disability. The terms of an individual award agreement may provide for extended periods upon termination of employment or service and may provide for automatic termination of the award upon termination of employment for cause.

        Awards are non-transferable except by disposition on death or, in the case of nonqualified stock options, to certain family members, trusts and other family entities as our Compensation Committee may approve.

        The Committee may authorize the assumption of awards granted by other entities that are acquired by us or otherwise.

  Options

        Options granted under the 2006 Plan may be:

  •
  incentive stock options, as defined in the Internal Revenue Code, as amended; or

  •
  nonqualified options, which do not qualify for treatment as incentive stock options.

        Our Compensation Committee selects the recipients of options and sets the terms of the options, including:

  •
  the number of shares for which an option is granted;

  •
  the term of the option; and

  •
  the time(s) when the option can be exercised.

        Our Compensation Committee determines how an option may be exercised, including whether the exercise price may be paid in shares of Common Stock in addition to cash. Arrangements may also be made, if permitted by law, for same-day-sale and margin account transactions through NASD dealers.

        An option agreement or our Compensation Committee's procedures may set forth conditions respecting the exercise of an option.

  Restricted Stock

        Our Compensation Committee will have discretion to make grants of restricted stock. A restricted stock grant entitles the recipient to acquire, at no cost or for a purchase price determined by the Committee on the date of the grant, shares of our common stock subject to such restrictions and conditions as the Committee may determine at the time of the grant. The recipient may have all the rights of a stockholder with respect to the restricted stock. These rights include voting and dividend rights, and they are effective as soon as:

  •
  restricted stock is granted (or upon payment of the purchase price for restricted stock if a purchase price is required); and

  •
  issuance of the restricted stock is recorded by our transfer agent.

        A grant of restricted stock will be subject to non-transferability restrictions, repurchase and forfeiture provisions and such other conditions (including conditions on voting and dividends) as our Compensation Committee may impose at the time of grant.

        Any restricted shares cease to be restricted stock and will be deemed "vested" after the lapse of all restrictions. The Committee may in its discretion waive any condition or restriction related to a grant of restricted stock or accelerate the dates on which a grant of restricted stock vests.

        If a participant's employment or service is terminated for any reason prior to shares of restricted stock becoming vested, we have the right, in the discretion of the Committee, to:

  •
  repurchase the unvested shares at their purchase price; or

  •
  require forfeiture of those shares if acquired at no cost.

  Stock Appreciation Rights

        Our Compensation Committee may decide that stock appreciation rights may be granted separately or in tandem with the grant of an option. A stock appreciation right is a grant entitling the participant to receive an amount in cash or shares of common stock or a combination thereof, as the Committee may determine, in an amount equal to the increase in the fair market value between the grant and exercise dates of the shares of common stock with respect to which the stock appreciation right is exercised.

        A stock appreciation right granted in tandem with an option may be granted only at the time of the grant of the option. A stock appreciation right granted in tandem with an option terminates and is no longer exercisable upon the termination or exercise of the related option. Our Compensation Committee may set the terms and conditions of stock appreciation rights, subject to the limitations set forth in the 2006 Plan.

  Performance Awards

        Our Compensation Committee may grant performance awards, which are restricted stock awards with forfeiture restrictions that lapse based on the attainment of pre-established performance goals and such other conditions, restrictions and contingencies as the Committee may determine. Performance measures may include future performance by the grantee, us or any subsidiary, division or department.

        Payment will be made after the performance period based on the achievement of the performance measures as determined by our Compensation Committee.

  Performance Goals

        In general, under Section 162(m) of the Internal Revenue Code, income tax deductions of publicly held corporations may be limited to the extent total compensation for certain executive officers exceeds $1 million in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based compensation."

        Market-priced options and stock appreciation rights granted under the 2006 Plan will automatically qualify as performance-based awards that are fully deductible without regard to the $1 million deduction limit imposed by Section 162(m). Our Compensation Committee may designate any restricted stock award under the 2006 Plan as qualified performance-based compensation in order to make the income associated with the award fully deductible under Section 162(m). If an award is so designated, the Committee must establish objectively determinable performance goals for the award based on one or more of the following performance criteria, which may be expressed in terms of company wide objectives or in terms of objectives that relate to the performance of a division, affiliate, department or function within the company or an affiliate:

  •
  Net income as a percentage of revenue;

  •
  Earnings per share of our common stock;

  •
  Earnings before interest, taxes, depreciation and amortization;

  •
  Return on net assets employed before interest and taxes;

  •
  Operating margin as a percentage of revenue;

  •
  Safety performance relative to industry standards and our annual target;

  •
  Strategic team goals;

  •
  Net operating profit after taxes;

  •
  Net operating profit after taxes per share of our common stock;

  •
  Return on invested capital;

  •
  Return on assets or net assets;

  •
  Total stockholder return;

  •
  Relative total stockholder return (as compared with one of our peer groups);

  •
  Earnings before income taxes;

  •
  Net income;

  •
  Free cash flow;

  •
  Free cash flow per share of our common stock;

  •
  Revenue (or any component thereof);

  •
  Revenue growth; or

  •
  Any other performance objective approved by our stockholders in accordance with Section 162(m) of the Code.

Performance criteria may also relate to and be measured in terms of individual performance, comparable companies, peer or industry groups or other standard indexes.

        Our Compensation Committee must establish the goals prior to the beginning of the period for which these goals relate (or such later date as may be permitted under applicable tax regulations), and our Compensation Committee may not increase any award or, except in the case of certain qualified terminations of employment, waive the achievement of any specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of our Compensation Committee in each case that the performance goals and any other material conditions were satisfied.

  Provisions Relating to a Change in Control

        The 2006 Plan provides certain benefits in the event of a change in control. A change in control is deemed to have occurred if:

  •
  any person acquires beneficial ownership of 50% or more of our voting securities;

  •
  as a result of, or in connection with, a tender or exchange offer, merger or other business combination, there is a change in the composition of a majority of our Board of Directors;

  •
  we merge or consolidate with another corporation, after which less than 50% of the voting securities of us or the surviving entity outstanding immediately thereafter is owned by our former stockholders;

  •
  a tender or exchange offer results in the acquisition of 50% or more of our outstanding voting securities; or

  •
  we transfer substantially all of our assets to another corporation or entity which is not one of our affiliates.

        Upon the occurrence of a change in control, each award held by our executive officers will immediately vest and become exercisable or released from applicable forfeiture provisions. Upon the occurrence of a change in control, our Board of Directors will negotiate for the surviving entity or other purchaser involved to assume all of our obligations under all outstanding awards or convert all outstanding awards into awards of at least equal value as to capital stock of that surviving entity or purchaser. If that surviving entity or purchaser does not agree to assume or convert all outstanding awards, then all outstanding awards will immediately vest or become exercisable or payable, and all forfeiture restrictions will lapse, unless the related agreements provide otherwise.

  Other Modifications

        In the event of specified changes in our capital structure, our Compensation Committee will have the power to adjust the number and kind of shares authorized by the 2006 Plan (including any limitations on individual awards) and the number, exercise price or kinds of shares covered by outstanding awards. The Committee will also have the power to make other appropriate adjustments in awards under the 2006 Plan.

  Federal Income Tax Consequences

        The Internal Revenue Code provides that a participant receiving a nonqualified option ordinarily does not realize taxable income upon the grant of the option. A participant does, however, realize income upon the exercise of a nonqualified option to the extent that the fair market value of the common stock on the date of exercise exceeds the option price. We are entitled to a federal income tax deduction for compensation in an amount equal to the ordinary income so realized by the participant. This deduction is conditioned on us reporting the income to be recognized. When the participant sells the shares acquired pursuant to a nonqualified option, any gain or loss will be capital gain or loss. This assumes that the shares represent a capital asset in the participant's hands, although there will be no tax consequences for us.

        The grant of an incentive stock option does not result in taxable income to an employee. The exercise of an incentive stock option also does not result in taxable income, provided that the circumstances satisfy the employment and holding period requirements in the Internal Revenue Code. However, the exercise of an incentive stock option may give rise to alternative minimum tax liability for the participant. In addition, if the employee does not dispose of the common stock acquired upon exercise of an incentive stock option during the statutory holding period, then any gain or loss upon subsequent sale of the common stock will be a long-term capital gain or loss. This assumes that the shares represent a capital asset in the participant's hands.

        The statutory holding period lasts until the later of:

  •
  two years from the date the option is granted; and

  •
  one year from the date the common stock is transferred to the employee pursuant to the exercise of the option.

        If the employment and statutory holding period requirements are satisfied, we may not claim any federal income tax deduction upon either the exercise of the incentive stock option or the subsequent sale of the common stock received upon exercise. If both of these requirements are not satisfied, the amount of ordinary income taxable to the participant is the lesser of:

  •
  the fair market value of the common stock on the date of exercise minus the option price; and

  •
  the amount realized on disposition minus the option price.

        Any excess is long-term or short-term capital gain or loss, assuming the shares represent a capital asset in the employee's hands. We are entitled to a federal income tax deduction in an amount equal to the ordinary income realized by the employee.

        Under Section 83(b) of the Internal Revenue Code, a participant may elect to include in ordinary income, as compensation at the time restricted stock is first issued, the excess of the fair market value of the stock at the time of issuance over the amount paid, if any, by the participant. Unless a Section 83(b) election is made, no taxable income will generally be recognized by the recipient of a restricted stock award until the shares are no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of lapse over the amount paid, if any, by the participant for the stock. Absent a Section 83(b) election, any cash dividends or other distributions paid with respect to the restricted stock prior to the lapse of the restrictions or risk of forfeiture will be included in the participant's ordinary income as compensation at the time of receipt.

        Generally, a participant will not recognize any taxable income upon the award of stock appreciation rights or performance awards. At the time the participant receives the payment for the stock appreciation right or the performance award, the fair market value of shares of common stock or, in the case of a stock appreciation right not settled entirely by common stock, the amount of any cash received in payment for such awards generally is taxable to the participant as ordinary income.

        As a general rule, we or one of our subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant recognizes ordinary income from awards under the 2006 Plan. The amount of the deduction is the amount of the award that is considered reasonable compensation under the Internal Revenue Code.

        Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does not disallow a deduction for performance-based compensation the material terms of which are disclosed to and approved by stockholders. We have structured and intend to implement the 2006 Plan so that resulting compensation would be performance-based compensation, where applicable. To allow us to qualify the compensation, we are seeking stockholder approval of the 2006 Plan and the material terms of the related performance goals.

        The exercisability of an option or a stock appreciation right and the payment of performance awards or the elimination of restrictions on restricted stock, may be accelerated as a result of a change in control. If any of the foregoing occurs, all or a portion of the value of the relevant award at that time may be a parachute payment. This is relevant for determining whether a 20% excise tax (in addition to income tax otherwise owed) is payable by the participant as a result of the receipt of an excess parachute payment pursuant to the Internal Revenue Code. We will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.

        THE FOREGOING SUMMARY OF THE EFFECT OF THE FEDERAL INCOME TAX UPON PARTICIPANTS IN THE 2006 PLAN DOES NOT PURPORT TO BE COMPLETE, AND IT IS RECOMMENDED THAT THE PARTICIPANTS CONSULT THEIR OWN TAX ADVISORS FOR COUNSELING. MOREOVER, THE FOREGOING SUMMARY IS BASED UPON PRESENT FEDERAL INCOME TAX LAWS AND IS SUBJECT TO CHANGE. THE TAX TREATMENT UNDER FOREIGN, STATE, OR LOCAL LAW IS NOT COVERED IN THIS SUMMARY.

        Not all of the important information about the 2006 Plan is contained in the foregoing summary. The full text of the 2006 Plan, as amended, is attached to this proxy statement as Appendix A.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 2006 LONG-TERM STOCK INCENTIVE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our common stock as of February 28, 2009, except as noted, for (a) each stockholder known by us to own beneficially more than 5% of our common stock; (b) each of our Directors; (c) each executive officer named in the Summary Compensation Table; (d) and all of our current Directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities.

	Shares Beneficially Owned as of February 28, 2009(1)(2)
Beneficial Owner	Number of Shares	Percentage of Class
Scott K. Ginsburg(3) Moon Doggie Family Partnership	3,430,664	15.6%
Omar A. Choucair(4)	83,550	*
Pamela Maythenyi(5)	19,686	*
Neil H. Nguyen(6)	29,666	*
David M Kantor(7)	28,222	*
Kevin C. Howe(8)	39,422	*
Anthony J. LeVecchio(9)	22,222	*
Lisa C. Gallagher	16,000	*
William Donner	5,745	*
Kinderhook Partners, LP 1 Executive Dr., Suite 160 Fort Lee, NJ 07024	1,736,466	7.3%
William Blair & Company, L.L.C. 222 West Adam Street Chicago, IL 60606	1,409,672	6.6%
Manulife Financial Corporation 200 Bloor Street East Toronto, Ontario, Canada M4W1E5	1,132,816	5.3%
All directors and executive officers as a group (9 persons)(10)	3,675,177	16.6%

  *
  Less than 1% of the Company's common stock.

  (1)
  Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to the Company's knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the business address of each beneficial owner listed is 750 West John Carpenter Freeway, Suite 700, Irving, TX 75039

  (2)
  The number of shares of common stock outstanding as of February 28, 2009 was 21,245,325, which includes 363,335 shares of common stock from restricted grants. Each of the non-employee members of the Board of Directors has been granted 667 shares, which will vest on April 11, 2010 and 2,000 shares which will vest one-third on May 14, 2009, May 14, 2010 and May 14, 2011. Scott Ginsburg has 350,000 shares from a restricted grant which will vest one-third on August 1, 2009, August 1, 2010 and on August 1, 2011. The number of beneficially owned shares includes shares issuable pursuant to stock options and warrants that may be exercised within sixty days after February 28, 2009.

  (3)
  Based on filings with the Securities and Exchange Commission indicating beneficial ownership. Includes 2,022,671 shares held of record by Scott K. Ginsburg, 1,660 shares held as parent/guardian of minor and 292,013 shares held in the name of Moon Doggie Family Partnership, L.P. Scott K. Ginsburg is the sole general partner of Moon Doggie Family Partnership, L.P. Includes options exercisable into 112,495 shares of common stock, warrants issued to Moon Doggie Family Partnership, L.P. exercisable into 300,852 shares of common stock and warrants issued to Scott K. Ginsburg exercisable into 350,973 shares of common stock.

  (4)
  Includes options exercisable into 71,498 shares of common stock and warrants exercisable into 8,666 shares of common stock.

  (5)
  Represents options exercisable into 19,686 shares of common stock.

  (6)
  Represents options exercisable into 29,666 shares of common stock.

  (7)
  Includes options exercisable into 23,222 shares of common stock.

  (8)
  Includes options exercisable into 22,222 shares of common stock.

  (9)
  Includes options exercisable into 10,722 shares of common stock.

  (10)
  Includes options exercisable into 289,511 shares of common stock and warrants exercisable into 660,491 shares of common stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Compensation Philosophy and Objectives

        The Compensation Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns executives' interests with those of the stockholders by rewarding performance at or above established goals, with the ultimate objective of improving stockholder value. The philosophy of the Compensation Committee is to evaluate both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. Additionally, the Compensation Committee maintains flexibility, enabling management and the Board to make decisions based on the needs of the business and to recognize different levels of individual contribution and value creation. To that end, the Compensation Committee believes executive compensation packages should include both cash and equity-based compensation that reward performance as measured against established goals.

  Setting Executive Compensation

        The Compensation Committee reviews our compensation plans which were developed in conjunction with Company management who utilized publicly available compensation data in the media services and technology industries. We believe that the practices of these groups of companies provide us with appropriate compensation benchmarks, because these groups of companies are in similar businesses and tend to compete with us for executives and other employees. For benchmarking executive compensation, we typically review the compensation data we have collected from these groups of companies, as well as a subset of the data from those companies that have a similar number of employees as the Company. For purposes of determining executive compensation, we engaged consultants to help us analyze this data and to compare our compensation programs with the practices of the companies represented in the compensation data we review.

        As the basis for its 2008 comparative review, the Compensation Committee determined the appropriate companies to include in the executive compensation peer group. The Compensation Committee believes that the Company's most direct competitors for executive talent include a broader range of large capitalization companies than those firms with which the Company might be compared for stock performance purposes. As a result, the Compensation Committee included companies in the compensation comparison group beyond those included in the Company's peer group index that appears in the stock performance graph included in our annual report on form 10-K for the year ended December 31, 2008. For 2008, the Committee compared the Company's executive compensation levels with available information for similar executive positions at companies in a broad industry group of technology, media, and telecommunications companies comparable in size to the Company (the "industry group"). The companies included in the industry group were MediaLink, Avid, LodgeNet, ValueClick, Akamai, Limelight, Omniture, Cinedigm, and National Cinemedia. With respect to the Company's executive officers, because information for each position being reviewed was not available for comparable positions at each company in the industry group, the companies included in the competitive market data used by the Compensation Committee in its review varied for each position.

        Based on management's analyses and recommendations, the Compensation Committee has approved a pay-for-performance compensation philosophy, which is intended to establish base salaries and total executive compensation (taking into consideration the executive's experience and abilities) that are competitive with those companies with a similar number of employees represented in the compensation data we review.

        We work within the framework of this pay-for-performance compensation philosophy to determine each component of an executive's initial compensation package based on numerous factors, including:

  •
  the individual's particular background, track record and circumstances, including training and prior relevant work experience;

  •
  the individual's role with us and the compensation paid to similar persons in the companies represented in the compensation data that we review;

  •
  the demand for individuals with the individual's specific expertise and experience;

  •
  performance goals and other expectations for the position; and

  •
  uniqueness of industry skills.

Employment Agreements

        We have entered into employment agreements with all executive officers, the key terms of which are described in the narrative following the Summary Compensation Table. We believe that having employment agreements with our executives is often beneficial to us because it provides retentive value and generally gives us a competitive advantage in the recruiting process over a company that does not offer an employment agreement. Our employment agreements set forth the terms and conditions of employment and establish the components of an executive's compensation, which generally include the following:

  •
  Base salary;

  •
  A target annual cash bonus with the actual amount determined based on whether performance criteria are met; and

  •
  Benefits, including participation in our retirement plans and health, life insurance and disability insurance plans.

        Our employment agreements also contain key provisions in the event of an executive's termination or resignation, setting forth the circumstances under which an executive may resign for "good reason" or under which we may terminate the agreement "for cause," and formalizing restrictive covenants such as commitments not to join a competitor within a set time frame, not to solicit our employees to leave our Company, and to protect our confidential information, among others. The events that constitute a termination for "good reason" are negotiated in connection with the employment agreement and generally include such events as substantial changes in the executive's duties or reporting structure, relocation requirements, reductions in compensation and any breach by us of the agreement. There are change-in-control provisions in certain of our employment agreements.

Key Considerations in Determining Executive Compensation

        In general, the terms of our executive employment agreements are initially negotiated by our CEO and CFO, as appropriate, and legal counsel. The agreements for our executives over whose compensation the Compensation Committee has authority are presented to the Compensation Committee for consideration. When appropriate, such as in the case of the agreements for Messrs. Ginsburg, Choucair, and Nguyen, the Compensation Committee takes an active role in the negotiation process. The Compensation Committee also establishes from time to time the general compensation principles set forth in our executive employment agreements.

        During the review and approval process for the employment agreements for executives under its purview, the Compensation Committee considers the appropriate amounts for each component of compensation and the compensation design appropriate for the individual executive. In its analysis, the Compensation Committee considers the individual's credentials, and if applicable, performance at the Company, the compensation history of the executive, data on the compensation of individuals in comparable positions at our Company and the total projected value of the compensation package to the executive.

        The Compensation Committee does exercise the discretion to increase or decrease awards or payouts, except for base salary, which has an established minimum set forth in the respective employment agreements.

        The Compensation Committee does not use rigid guidelines in determining the mix of compensation elements (i.e., long-term versus currently paid out compensation and cash versus non-cash compensation) for each senior executive.

  2008 Executive Compensation Components

        For the fiscal year ended December 31, 2008, the principal components of compensation that our named executive officers were eligible to receive were:

  •
  Base salary;

  •
  Performance-based incentive compensation (annual bonus);

  •
  Long-term equity incentive compensation;

  •
  Participation in the Company's 401(k) Plan; and

  •
  Perquisites and other personal benefits.

        The Company determines the total target compensation for its executive officers based, upon (i) publicly available compensation data within the industry group selected by the Compensation Committee, set forth above (ii) experience, and (iii) internal equity. The companies included within the

Company's survey for 2008 comprise an industry group which change over time for various reasons, including the acquisition by the Company of certain of such companies, and other companies of similar size entering the segment of the technology, media and telecommunications industry in which the Company competes.

        Utilizing this industry data, together with information relating to the individual executive officer's credentials, performance and compensation history at the Company, and the compensation history of that executive officer and the other executive officers at the Company, the Compensation Committee establishes a target range of total compensation that it believes is appropriate for each executive officer. The Compensation Committee then seeks to establish each element of compensation in an amount that will optimally motivate the executive officer, but keeping within the target compensation range. The Compensation Committee does not utilize formulas in establishing the amounts for each element of pay, because the Committee believes that the appropriate mix among the various elements of compensation differs for the various executive officers based on various factors, including but not limited to their need for current income as opposed to long-term compensation. The Company believes that it is better able to achieve the appropriate mix among the various elements of compensation for each executive officer through negotiations directly with that officer, rather than by applying formulas. However, the Compensation Committee believes that all executive officers should have a significant amount of their total compensation package in the form of performance-based incentive compensation (annual cash bonus) and long-term equity incentive compensation. The amounts reflected in the Summary Compensation Table and their individual employment agreements reflect this process.

  Base Salary

        Base salaries for our executives are established based on the scope of their responsibilities and their prior relevant background, track record, training and experience, taking into account competitive market compensation paid by the companies represented in the compensation data we review for similar positions and the overall market demand for such executives at the time the respective employment agreements are negotiated. As with total executive compensation, we believe that executive base salaries should be competitive with the range of salaries for executives in similar positions and with similar responsibilities in the companies of similar size to us represented in the compensation data we review. An executive's base salary is also evaluated together with components of the executive's other compensation to ensure that the executive's total compensation is consistent with our overall compensation philosophy.

        The base salaries were established in arms-length negotiations between the executive and the Company, taking into account their extensive experience, knowledge of the industry, track record, and achievements on behalf of the Company. Although the Company considered the same factors in establishing the base salaries of each of the executives, due to the different levels of satisfaction of such factors by each executive, the base salaries are, in certain cases, substantially different. Specifically, due to his extensive experience, responsibilities and significant market demand, the Company believes that it is appropriate that Mr. Ginsburg's base salary is substantially higher than the Company's other executives.

        Base salaries are adjusted annually in accordance with the terms of the executive's employment agreement.

        With respect to the Chairman and our other executive officers, the Compensation Committee believes that using the industry group provides comparative data on the companies that are most likely to compete directly with the Company for senior executive talent.

        Consistent with the Company's financial performance expectations, its size and complexity, and each executive's position relative to similarly situated executives in each of the peer groups noted

above, the Committee generally targets total direct compensation, which is composed of base salary, target annual cash bonus, and the estimated value of stock-based awards.

  Annual Bonus

        Our compensation program includes eligibility for an annual performance-based cash bonus. The amount of the cash bonus is generally consistent with the targeted bonus established in the executive's employment contract and may be adjusted on a discretionary basis, based on performance, in accordance with the employment contract. All executives are eligible for annual performance-based cash bonuses as set forth in their employment agreements and in accordance with Company policies. As provided in their employment agreements, our Chief Executive Officer and Chief Financial Officer are eligible for annual performance-based cash bonuses of up to $337,500 and $140,000 respectively (which amounts are adjusted upward during the term of the agreement). In its discretion, the Compensation Committee and Board of Directors may, however, award a bonus payment above or below this target amount.

        In the Compensation Committee's view, the use of annual cash bonuses that are based on performance creates a direct link between executive compensation and individual and business performance.

        The Compensation Committee establishes specific criteria to assist it in determining the annual bonuses for the Chief Executive Officer and other executives. The Compensation Committee established bonuses pursuant to the target contractual bonuses detailed in the executive's employment agreement, which represent the amount the Company would expect to pay the executive each year for satisfactory performance. Thus, if the Company achieves its financial objectives and the executive achieves his or her individual goals, receipt of at least the target bonus amount by each executive is likely. While these goals are used as a guide by the Compensation Committee in determining the bonuses to be paid to the executives, the Compensation Committee has the discretion in making its bonus determinations and it has done so in individual bonus determinations.

        In evaluating the Company's performance and each individual executive's 2008 performance, the Compensation Committee determined that the Company and its executives generally met or exceeded the financial and individual goals that were established for 2008.

        These metrics are used because they encourage executives to achieve superior operating results using appropriate levels of capital. In its assessment of whether the goals are met, the Committee may consider the nature of unusual expenses or contributors to financial results, and authorize adjustments in its sole discretion.

        The individual goals established for Mr. Ginsburg and the other named executives at the beginning of 2008 included strategic and leadership goals tailored to the individual's position, and focused on the Company's strategic initiatives. The following is a summary of the individual goals for Mr. Ginsburg, all of which were completed during 2008:

  •
  Achieving revenue and margin improvements;

  •
  Identifying, negotiating, and closing on strategic transactions;

  •
  Successful negotiation and closing of an increased credit facility; and

  •
  Achieving the availability of expanded equity sell-side research of the Company.

        The Committee established these goals with the objective that they would help to enhance stockholder value. The Compensation Committee did not establish specific quantitative targets for the financial goals described above. These accomplishments, in addition to the Company's financial performance as a whole, served as a basis for the Committee's determination of the bonus to approve for Mr. Ginsburg.

        Mr. Ginsburg's Annual Bonus.    As discussed above, the Compensation Committee believes that Mr. Ginsburg's annual cash bonus should be clearly linked to the Company's financial performance and his individual performance to further the compensation philosophy regarding accountability. In determining and approving Mr. Ginsburg's bonus, the Committee evaluated the Company's financial performance against Mr. Ginsburg's individual performance covering his roles as both the Chairman of the Board and the Chief Executive Officer of the Company, which focused on major business initiatives and objectives of the Company. The Committee also retained the discretion to consider other factors in setting Mr. Ginsburg's bonus. As a result, in recognition of Mr. Ginsburg's and the Company's significant accomplishments in 2008, the Compensation Committee approved and paid a 2008 bonus for him of $538,750 which included $337,500 for his contractual target bonus plus an additional $201,250 as a discretionary bonus. In addition, the 2007 bonus in the amount of $262,500 was paid earlier in 2008.

        In considering the individual performance of Mr. Ginsburg, the Compensation Committee noted, among other things, Mr. Ginsburg's outstanding financial, strategic and leadership accomplishments. To strengthen the portfolio of businesses, Mr. Ginsburg oversaw the acquisitions of the Vyvx advertising services business ("Vyvx"), including its distribution, post-production and related operations, from Level 3 Communications, Inc. and the merger with Enliven Marketing Technologies Corporation ("Enliven"). Mr. Ginsburg also pursued several initiatives to streamline and grow the Company's business. Based on these accomplishments the Compensation Committee approved the discretionary bonus of $201,250 because the Compensation Committee believed that Mr. Ginsburg's efforts would not be adequately rewarded with a bonus equal to his contractual target bonus.

        Annual Bonuses for Executives Other than the Chief Executive Officer.    The Compensation Committee established the 2008 cash bonuses for other executives in a similar manner as for Mr. Ginsburg. In establishing the 2008 bonuses, the Committee reviewed the Company's financial performance and the individual performance of each executive. In light of their and the Company's achievements, the Company's executives were awarded 2008 annual cash bonuses (set forth in the Summary Compensation Table).

        In determining and approving Mr. Choucair's bonus, the Committee evaluated the Company's financial performance against Mr. Choucair's individual performance covering his role as the Chief Financial Officer of the Company, which focused on major business initiatives and objectives of the Company. The Committee also retained the discretion to consider other factors in setting Mr. Choucair's bonus. Mr. Choucair was awarded and paid a cash bonus of $300,500 which included $140,000 for his contractual target bonus plus an additional $160,500 as a discretionary bonus. In addition, the 2007 bonus in the amount of $120,000 was also paid earlier in 2008.

        The individual goals for Mr. Choucair, all of which were completed during 2008, were substantially the same as those goals indicated for Mr. Ginsburg. The individual accomplishments for Mr. Ginsburg and Mr. Choucair included both the completion of certain projects led by those officers (i.e., completion of the Vyvx and Enliven transactions and an enhanced senior credit facility), as well as achievement by the Company of certain financial objectives under the supervision of those officers. The Company's financial objectives under the supervision of Mr. Ginsburg and Mr. Choucair included achieving revenue and margin improvements throughout the Company, achieving cost reductions through streamlined organizational structures and achieving operating cost synergies relating to the Vyvx and Enliven transactions and the transactions completed during 2007. The Compensation Committee did not establish any formula with respect to any of the foregoing financial objectives because the Compensation Committee believed that it would be in better position to evaluate the satisfaction of these financial objectives throughout the year, in light of the performance of the Company relative to the industry and the economy in general.

        In addition, the Compensation Committee approved for Mr. Nguyen a cash bonus of $250,000 which included $140,000 for his contractual target bonus plus an additional $110,000 as a discretionary bonus. Ms. Maythenyi received a bonus totaling $30,000 for 2008, in accordance with the terms of her employment agreement.

        The following is a summary of the individual goals for Mr. Nguyen, all of which were achieved during 2008:

  •
  Achieving total revenue improvements;

  •
  Achieving significant cost reductions within his areas of supervision; and

  •
  Integrating the 2008 transactions' customer base into the combined company.

        The following is a summary of the individual goal for Ms. Maythenyi, which was achieved during 2008:

  •
  Achieving 2008 revenue budget targets as described in Ms. Maythenyi's employment contract within the SourceEcreative division.

  Long-Term Equity Incentive Compensation

        We believe that long-term performance is achieved through an ownership culture that encourages long-term participation by our executives in equity-based awards. Our 2006 Plan allows us to grant stock options to employees. We currently make initial equity awards of stock options to new executive and certain non-executive employees in connection with their employment with the Company. Annual grants of options, if any, are approved by the Compensation Committee.

        All of the stock option grants to executive officers have been made with the exercise prices equal to the fair market value of our Common Stock on the dates of grant, and our officers are able to profit from their stock options only if the stock price appreciates from the value on the date the stock options were granted. The use of stock options and restricted stock units is intended to focus executives on the enhancement of shareholder value over the long-term, to encourage equity ownership in the Company and to retain key executive talent.

        Initial Equity Incentives.    Executives and certain non-executive employees who join us are awarded initial stock option grants. These grants have an exercise price equal to the fair market value of our common stock on the later of the grant date or the date the employee joins us, and they typically vest ratably over four years. The initial stock option awards are intended to provide the executive with incentive to build value in the organization over an extended period of time. The size of the initial stock option award is also reviewed in light of the executive's track record, base salary, other compensation and other factors to ensure that the executive's total compensation is in line with our overall compensation philosophy.

        Subsequent Equity Incentives.    We may make annual stock option awards as part of our overall annual review process. The Compensation Committee believes that stock options provide management with a strong link to long-term corporate performance and the creation of stockholder value. We expect that the annual aggregate value of these awards would be set near the competitive median levels for companies represented in the compensation data we review. As is the case when the amounts of base salary and initial equity awards are determined, a review of all components of compensation is conducted when determining equity awards to ensure that total compensation conforms to our overall philosophy and objectives.

        Occasionally, the Compensation Committee approves a stock-based award made to an executive officer outside the annual compensation review process. The most common instances for such an award are in connection with the review of the executive compensation of an individual at the time of the individual's initial hiring or promotion to an executive position, in connection with the renewal of an employment agreement, or for other retention purposes. In those circumstances, the equity award generally would be made at the time approved by the Compensation Committee. First, On October 3, 2008, the Company announced that Mr. Ginsburg had agreed to continue to serve as Chief Executive Officer and would enter into a new three-year employment agreement effective as of August 1, 2008. In connection with Mr. Ginsburg's new employment agreement and consistent with the practice described above, the Committee approved a grant of 350,000 restricted shares that was awarded on October 9, 2008 following the execution of Mr. Ginsburg's new employment agreement. Additionally, on December 31, 2008, the Company announced that Mr. Choucair had agreed to continue to serve as Chief Financial Officer and would enter into a new three-year employment agreement effective as of January 1, 2009. In connection with Mr. Choucair's new employment agreement and consistent with the practice described above, the Committee approved a grant of 250,000 stock options that was awarded on December 31, 2008 following the execution of Mr. Choucair's new employment agreement. Finally, on December 31, 2008, the Company announced that Mr. Nguyen had agreed to continue to serve as Executive Vice President—Sales and Operations and would enter into a new three-year employment agreement effective as of January 1, 2009. In connection with Mr. Nguyen's new employment agreement and consistent with the practice described above, the Committee approved a grant of 200,000 stock options that was awarded on December 31, 2008 following the execution of Mr. Nguyen's new employment agreement.

  Perquisites and Other Personal Benefits

        We provide named executive officers with perquisites and other personal benefits that we and the Compensation Committee believe are reasonable and consistent with our overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers.

        We maintain benefits and perquisites that are offered to all employees, including health insurance, life and disability insurance, dental insurance and a 401(k) plan, including Company matching contributions.

  Termination Based Compensation

        Upon termination of employment, all executive officers are entitled to receive severance payments under their employment agreements. In determining whether to approve and as part of the process of setting the terms of such severance arrangements, the Compensation Committee recognizes that executives and officers often face challenges securing new employment following termination. Our Chief Executive Officer's employment agreement provides, if his employment is terminated (i) by the Company without cause, (ii) voluntarily for good reason, or (iii) voluntarily following a change in control, he is entitled to all remaining salary in lump sum payments to the end of the employment term, plus salary in lump sum payments from the end of the employment term through the end of the second anniversary of the Date of Termination. Our Chief Financial Officer's employment agreement provides, if his employment is terminated (i) by the Company without cause, (ii) voluntarily for good reason, or (iii) voluntarily following a change in control, he is entitled to all remaining salary in lump sum payments to the end of the employment term, plus salary in lump sum payments from the end of the employment term through the end of the second anniversary of the Date of Termination. Following the end of the employment term, upon termination for any reason other than cause, our Chief Executive Officer and Chief Financial Officer each are entitled to continuation of their salary in effect at that time for a period of six months.

Tax and Accounting Implications

  Deductibility of Executive Compensation

        As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We believe that compensation paid under the management incentive plans are generally fully deductible for federal income tax purposes.

  Accounting for Stock-Based Compensation

        Beginning on January 1, 2006, we began accounting for stock-based payments, including awards under the 2006 Plan, in accordance with the requirements of SFAS No. 123 (revised 2004), Share-Based Payment, or SFAS 123(R).

Compensation Committee Report

        The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in its Annual Report on Form 10-K and this proxy statement.

                      THE COMPENSATION COMMITTEE
                      Kevin C. Howe, Chairman
                      Lisa C. Gallagher
                      David M. Kantor

Summary Compensation Table

        The following table shows the compensation for the three fiscal years ended December 31, 2008 earned by our Chairman and Chief Executive Officer, our Chief Financial Officer who is our Principal Financial and Accounting Officer, and others considered to be executive officers of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock- based Awards ($)(1)		All Other Compensation ($)		Total ($)
Scott K. Ginsburg	2008	405,577	538,750	594,164	(2)	34,001	(3)	1,572,492
Chairman and Chief Executive	2007	375,000	262,500	94,668	(10)	361,965	(11)	1,094,133
Officer	2006	323,077	175,000	42,482	(18)	230,085	(19)	770,644
Omar A. Choucair	2008	265,769	300,500	50,584	(4)	26,705	(5)	643,558
Chief Financial Officer	2007	255,769	120,000	37,867	(12)	23,843	(13)	437,479
	2006	229,230	105,000	22,942	(20)	20,660	(21)	337,832
Neil H. Nguyen	2008	233,846	250,000	48,148	(6)	106,515	(7)	638,509
Executive Vice President of	2007	220,000	100,000	43,176	(14)	101,105	(15)	464,281
Sales and Operations	2006	192,500	115,000	22,558	(22)	58,051	(23)	388,109
Pamela Maythenyi	2008	199,904	30,000	25,535	(8)	15,423	(9)	270,862
Sr. Vice President of	2007	185,192	30,000	28,780	(16)	10,120	(17)	254,092
SourceEcreative	2006	173,308	60,000	16,902	(24)	7,647	(25)	257,857

(1)
See Note 14 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for details as to the assumptions used to determine the fair value of stock awards.

(2)
Consists of $96,030 and $498,134 representing compensation expense incurred by us in fiscal year 2008 in connection with the grant of options to purchase 100,000 shares of common stock to Mr. Ginsburg on July 12, 2006, and 350,000 shares of restricted stock granted on October 9, 2008, calculated in accordance with SFAS 123(R).

(3)
Consists of $11,539 paid for automobile allowance, $4,502 in matching contributions to the Company's 401(k) plan and $17,961 which represents the costs of insurance premiums paid by the Company for participation in the health insurance program.

(4)
Consists of $38,412 and $12,172 representing compensation expense incurred by us in fiscal year 2008 in connection with the grant of options to purchase 40,000 and 250,000 shares of common stock on July 12, 2006 and December 23, 2008, respectively, calculated in accordance with SFAS 123(R).

(5)
Consists of $6,000 paid for automobile allowance, $2,744 in matching contributions to the Company's 401(k) plan, and $17,961 which represents the costs of insurance premiums paid by the Company for participation in the health insurance program.

(6)
Consists of $38,412 and $9,736 representing compensation expense incurred by us in fiscal year 2008 in connection with the grant of options to purchase 40,000 and 200,000 shares of common stock to Mr. Nguyen on July 12, 2006 and December 23, 2008, respectively, calculated in accordance with SFAS 123(R).

(7)
Consists of $5,769 paid for automobile allowance, $3,205 in matching contributions to the Company's 401(k) plan, $79,580 for sales commissions, and $17,961 which represents the costs of insurance premiums paid by the Company for participation in the health insurance program.

(8)
Consists of $2,707, $19,206, and $3,623 representing compensation expense incurred by us in fiscal year 2008 in connection with the grant of options to purchase 2,500, 20,000, and 2,500 shares of common stock to Ms. Maythenyi on August 31, 2004, July 12, 2006, and August 31, 2006, respectively, calculated in accordance with SFAS 123(R).

(9)
Consists of $5,769 paid for automobile allowance, and $9,654 which represents the costs of insurance premiums paid by the Company for participation in the health insurance program.

(10)
Represents compensation expense incurred by us in fiscal year 2008 in connection with the grant of options to purchase 100,000 shares of common stock to Mr. Ginsburg on July 12, 2006, calculated in accordance with SFAS 123(R).

(11)
Consists of $12,000 paid for automobile allowance, $331,958 which represents the amount paid in 2007 for Mr. Ginsburg's personal guarantee of a portion of the Company's debt, $2,679 in matching contributions to the Company's 401(k) plan and $15,328 which represents the costs of insurance premiums paid by the Company for participation in the health insurance program.

(12)
Represents compensation expense incurred by us in fiscal year 2008 in connection with the grant of options to purchase 40,000 shares of common stock to Mr. Choucair on July 12, 2006, calculated in accordance with SFAS 123(R).

(13)
Consists of $6,000 paid for automobile allowance, $2,515 in matching contributions to the Company's 401(k) plan, and $15,328 which represents the costs of insurance premiums paid by the Company for participation in the health insurance program.

(14)
Consists of $37,867 and $5,309 representing compensation expense incurred by us in fiscal year 2007 in connection with the grant of options to purchase 40,000 and 3,000 shares of common stock to Mr. Nguyen on July 12, 2006 and March 30, 2005, respectively, calculated in accordance with SFAS 123(R).

(15)
Consists of $6,000 paid for automobile allowance, $2,305 in matching contributions to the Company's 401(k) plan, $77,472 for sales commissions, and $15,328 which represents the costs of insurance premiums paid by the Company for participation in the health insurance program.

(16)
Consists of $2,997, $3,232, $18,934, and $3,617 representing compensation expense incurred by us in fiscal year 2007 in connection with the grant of options to purchase 2,500, 2,500, 20,000, and 2,500 shares of common stock to Ms. Maythenyi on, August 31, 2004, August 31, 2005, July 12, 2006, and August 31, 2006, respectively, calculated in accordance with SFAS 123(R).

(17)
Consists of $2,077 paid for automobile allowance, and $8,043 which represents the costs of insurance premiums paid by the Company for participation in the health insurance program.

(18)
Represents compensation expense incurred by us in fiscal year 2006 in connection with the grant of options to purchase 100,000 shares of common stock to Mr. Ginsburg on July 12, 2006, calculated in accordance with SFAS 123(R).

(19)
Consists of $12,000 paid for automobile allowance, $203,425 which represents the amount paid for Mr. Ginsburg's personal guarantee of a portion of the Company's debt, and $14,660 which represents the costs of insurance premiums paid by the Company for participation in the health insurance program.

(20)
Consists of $16,891, $3,496, and $2,555 representing compensation expense incurred by us in fiscal year 2006 in connection with the grant of options to purchase 40,000, 2,500, and 25,000 shares of common stock to Mr. Choucair on July 12, 2006, May 16, 2003, and February 20, 2002, respectively, calculated in accordance with SFAS 123(R).

(21)
Consists of $6,000 paid for automobile allowance, and $14,660 which represents the costs of insurance premiums paid by the Company for participation in the health insurance program.

(22)
Consists of $16,891 and $5,667 representing compensation expense incurred by us in fiscal year 2006 in connection with the grant of options to purchase 40,000 and 3,000 shares of common stock to Mr. Nguyen on July 12, 2006 and March 30, 2005, respectively, calculated in accordance with SFAS 123(R).

(23)
Consists of $3,000 paid for automobile allowance, $40,391 for sales commissions, and $14,660 which represents the costs of insurance premiums paid by the Company for participation in the health insurance program.

(24)
Consists of $1,373, $8,445, $3,113, and $3,971 representing compensation expense incurred by us in fiscal year 2006 in connection with the grant of options to purchase 2,500, 20,000, 2,500, and 2,500 shares of common stock to Ms. Maythenyi on August 31, 2006, July 12, 2006, August 31, 2005, and August 31, 2004, respectively, calculated in accordance with SFAS 123(R).

(25)
Represents the costs of insurance premiums paid by the Company for participation in the health insurance program.

Grants of Plan-Based Awards

        During the fiscal year ended December 31, 2008, the following individuals named in the Summary Compensation Table received restricted stock and stock option awards:

	Grant Date	Restricted Stock Awards	Option Awards	Exercise Price	Fair Value of Award at Grant Date
Scott K. Ginsburg	10/09/2008	350,000	n/a	n/a	$5,922,000
Omar A. Choucair	12/23/2008	—	250,000	$14.14	$2,023,275
Neil H. Nguyen	12/23/2008	—	200,000	$14.14	$1,618,620

Discussion of Summary Compensation Table and Grants of Plan-Based Awards

        The terms of our executive officers' compensation are derived from our employment agreements with them and the annual performance review by our Compensation Committee or the entire Board. The terms of Mr. Ginsburg's employment agreement with us were the result of negotiations between us and Mr. Ginsburg and were approved by our Board of Directors. The terms of Mr. Choucair's and Mr. Nguyen's employment agreements with us were the result of negotiations between our Chief Executive Officer and Mr. Choucair and were approved by our Board of Directors. The terms of Ms. Maythenyi's employment agreement with us were the result of negotiations between our Chief Executive Officer and Ms. Maythenyi and were approved by our Compensation Committee.

Employment Agreement with Scott K. Ginsburg

        On October 3, 2008, the Company entered into an Employment Agreement with our Chief Executive Officer, Scott K. Ginsburg. Pursuant to the Employment Agreement between Mr. Ginsburg and the Company (the "CEO Agreement"), the Company agreed to employ Mr. Ginsburg as its Chief Executive Officer from August 1, 2008 (the "Effective Date") through July 31, 2011. Under the CEO Agreement, Mr. Ginsburg is entitled to an annualized base salary of $450,000 for the twelve month period ending July 31, 2009, which amount is scheduled to increase to $468,000 for the twelve month period ending July 31, 2010 and to $486,720 for the twelve month period ending July 31, 2011. In addition, Mr. Ginsburg is eligible for an annual bonus of up to 75% of the then-applicable annual salary, with the criteria upon which any bonus would be awarded to be determined in the sole discretion of the Compensation Committee. Pursuant to the CEO Agreement, Mr. Ginsburg received a restricted stock grant of 350,000 shares of Company Common Stock, with the forfeiture provisions applicable to such shares terminating in equal annual installments on the first three anniversaries of the Effective Date. The Company retained the right to increase the base compensation and bonus, and grant additional equity incentive awards, as it deems appropriate. Mr. Ginsburg is entitled to participate in the Company's stock option plans, is entitled to four weeks of paid vacation per calendar year and is to receive a car allowance totaling $1,000 per month for the term of the Agreement. Finally, during the term of the Agreement, the Company shall pay the amount of premiums or other costs incurred for the coverage of Mr. Ginsburg and his spouse and dependent family members under the Company's health plan.

        The CEO Agreement also includes provisions respecting severance, non-solicitation, non-competition and confidentiality obligations. Pursuant to the CEO Agreement, if Mr. Ginsburg terminates his employment for Good Reason (as described below) or following a change of control, or, is terminated prior to the end of the Employment Term by the Company other than for Cause (as described below) or death, he shall be entitled to the greater of all remaining salary to the end of the employment term, or salary from the date of termination through the second anniversary of the date of termination, at the rate of salary in effect on the date of termination in a lump sum payment. He shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts. If he is terminated by the Company for Cause (as described below), he shall not be entitled to further compensation. Following the end of the employment term, upon termination of his employment with the Company for any reason other than Cause, but upon ninety days prior written notice if such termination is by him, the Company shall pay to Mr. Ginsburg his salary as then in effect for a period of six months in a lump sum payment. Under the CEO Agreement, Good Reason includes the assignment of duties inconsistent with his title, a material reduction in salary and perquisites, the relocation of the Company's principal office by 20 miles, the transfer to an office other than the principal office or a material breach of the CEO Agreement by the Company. Under the CEO Agreement, Cause includes conviction of or a plea of guilty or nolo contendre by Mr. Ginsburg to a felony or certain criminal conduct against the Company, habitual neglect of or failure to perform his duties to the Company or any material breach of the CEO Agreement by Mr. Ginsburg.

        The above summary of the CEO Agreement is qualified in its entirety by reference to the full text of the CEO Agreement, a copy of which was filed as an exhibit to the Current Report on Form 8-K filed by the Company on October 3, 2008.

Employment Agreement with Omar A. Choucair

        Effective as of December 31, 2008, the Company entered into an Amended and Restated Employment Agreement with our Chief Financial Officer, Omar A. Choucair. Pursuant to the Amended and Restated Employment Agreement between Mr. Choucair and the Company (the "CFO Agreement"), the Company agreed to employ Mr. Choucair as its Chief Financial Officer from the effective date of the CFO Agreement through December 31, 2011. Under the CFO Agreement, Mr. Choucair is entitled to an annualized base salary of $335,000 for the year ending December 31, 2009 (increasing to $345,000 for the year ending December 31, 2010 and $355,000 for the year ending December 31, 2011). Mr. Choucair is eligible for an annual bonus of up to $140,000 during the term of the CFO Agreement, with the criteria upon which any bonus would be awarded to be determined in the sole discretion of the Compensation Committee. Pursuant to the CFO Agreement, Mr. Choucair received a restricted stock grant of 250,000 shares of Company Common Stock, with the forfeiture provisions applicable to such shares terminating in equal annual installments on the first four anniversaries of the effective date of the grant. The Company retained the right to increase the base compensation and bonus, and grant additional equity incentive awards, as it deems appropriate. Mr. Choucair is entitled to participate in the Company's stock option plans, is entitled to four weeks of paid vacation per calendar year and is to receive a car allowance totaling $500 per month for the term of the CFO Agreement. Finally, during the term of the CFO Agreement, the Company shall pay the amount of premiums or other costs incurred for the coverage of Mr. Choucair and his spouse and dependent family members under the Company's health plan.

        The CFO Agreement also includes provisions respecting severance, non-solicitation, non-competition and confidentiality obligations. Pursuant to the CFO Agreement, if Mr. Choucair terminates his employment for Good Reason (as described below) or following a change of control, or, is terminated prior to the end of the employment term by the Company other than for Cause (as described below) or death, he shall be entitled to the greater of all remaining salary to the end of the employment term, or salary from the date of termination through the second anniversary of the date of termination, at the rate of salary in effect on the date of termination in a lump sum payment. He shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts. If he is terminated by the Company for Cause (as described below), or at the end of the employment term, he shall not be entitled to further compensation. Following the end of the employment term, upon termination of his employment with the Company for any reason other than Cause, but upon ninety days prior written notice if such termination is by him, the Company shall pay to Mr. Choucair his salary as then in effect for a period of six months in a lump sum payment. Under the CFO Agreement, Good Reason includes the assignment of duties inconsistent with his title, a material reduction in salary and perquisites, the relocation of the Company's principal office by 20 miles, the transfer to an office other than the principal office or a material breach of the CFO Agreement by the Company. Under the CFO Agreement, Cause includes conviction of or a plea of guilty or nolo contendre by Mr. Choucair to a felony or certain criminal conduct against the Company, habitual neglect of or failure to perform his duties to the Company or any material breach of the CFO Agreement by Mr. Choucair.

        The above summary of the CFO Agreement is qualified in its entirety by reference to the full text of the CFO Agreement, a copy of which was filed as an exhibit to the Current Report on Form 8-K filed by the Company on January 8, 2009.

Employment Agreement with Neil H. Nguyen

        On December 31, 2008, the Company entered into an Amended and Restated Employment Agreement with our Executive Vice President-Sales and Operations, Neil H. Nguyen. Pursuant to the Amended and Restated Employment Agreement between Mr. Nguyen and the Company (the "EVP Agreement"), the Company agreed to employ Mr. Nguyen as its Executive Vice President-Sales and Operations from the date of the Agreement through December 31, 2011. Under the EVP Agreement, Mr. Nguyen is entitled to an annualized base salary of $335,000 for the year ending December 31, 2009 (increasing to $345,000 for the year ending December 31, 2010 and $355,000 for the year ending December 31, 2011). Mr. Nguyen is eligible for an annual bonus of up to $140,000 during the term of the EVP Agreement, with the criteria upon which any bonus would be awarded to be determined in the sole discretion of the Compensation Committee. Pursuant to the EVP Agreement, Mr. Nguyen received stock option covering 200,000 shares of Company Common Stock, which options vest in equal annual installments on the first four anniversaries of the effective date of the grant. The Company retained the right to increase the base compensation and bonus, and grant additional equity incentive awards, as it deems appropriate. Mr. Nguyen is entitled to participate in the Company's stock option plans, is entitled to four weeks of paid vacation per calendar year and is to receive a car allowance totaling $500 per month for the term of the EVP Agreement. Finally, during the term of the EVP Agreement, the Company shall pay the amount of premiums or other costs incurred for the coverage of Mr. Nguyen under the Company's health plan.

        The EVP Agreement also includes provisions respecting severance and confidentiality obligations. Pursuant to the EVP Agreement, if Mr. Nguyen terminates his employment for Good Reason (as described below), or, is terminated prior to the end of the employment term by the Company other than for Cause (as described below), he shall be entitled to the greater of (i) all remaining salary to the end of the employment term or (ii) one year of salary. If he is terminated by the Company for Just Cause (as described below), or at the end of the employment term, he shall not be entitled to further compensation. Under the EVP Agreement, Good Reason includes the assignment of duties inconsistent with his title or a material reduction in his authority, duties or responsibility, a reduction in title below "Executive Vice President," the relocation of the Company's principal office by 20 miles, the transfer to an office other than the principal office or a material breach of the EVP Agreement by the Company.

        Under the EVP Agreement, Just Cause includes commission of an act of fraud, theft or embezzlement or conviction of a felony or other crime involving moral turpitude, failure or refusal to follow the lawful directives of the Board, habitual neglect of or failure to perform his material duties to the Company or any material breach of the EVP Agreement by Mr. Nguyen.

        The above summary of the EVP Agreement is qualified in its entirety by reference to the full text of the EVP Agreement, a copy of which was filed as an exhibit to our current Report on Form 10-Q filed by the Company on January 8, 2009.

Employment Agreement with Pamela Maythenyi

        As of December 23, 2008, the Company entered into an Amended and Restated Employment Agreement with our Senior Vice President of SourceEcreative, Pamela Maythenyi, with a term through August 31, 2010. Pursuant to the Employment Agreement between Ms. Maythenyi and the Company (the "SVP Agreement"), Ms. Maythenyi is entitled to an annualized base salary of $195,000 for the period September 1, 2007 through August 31, 2008 (increasing to $210,000 for the year ending August 31, 2009 and $220,000 for the year ending August 31, 2010). She is eligible for an annual bonus of $30,000 each year for the term of the SVP Agreement, multiplied by the percentage of budgeted revenues that her business unit actually obtains, provided, however, that the annual bonus is not paid if her business unit fails to achieve a specified percentage of budgeted revenues. Ms. Maythenyi also shall be eligible for an additional bonus of $15,000 each year, if her business unit exceeds budgeted revenues for such year. In addition, Ms. Maythenyi is entitled to participate in the Company's stock option plans. Furthermore, she is entitled to four weeks of paid vacation per calendar year and is to receive a car allowance totaling $500 per month for the term of the SVP Agreement. The SVP Agreement also includes provisions respecting severance, non-solicitation, non-competition and confidentiality obligations. Pursuant to the SVP Agreement, if she is terminated prior to the end of the term by the Company other than for Just Cause (as described below), she shall be entitled to all remaining salary to the end of the employment term. If she is terminated by the Company for Just Cause, or at the end of the employment term, she shall not be entitled to further compensation. Under the SVP Agreement, Just Cause includes conviction of or a plea of guilty or nolo contendre by Ms. Maythenyi to a felony or certain criminal conduct, habitual neglect of or failure to perform her duties to the Company or any material breach of the SVP Agreement by Ms. Maythenyi.

        The above summary of the SVP Agreement is qualified in its entirety by reference to the full text of the SVP Agreement, a copy of which was filed as an exhibit to the Current Report on Form 8-K filed by the Company on January 8, 2009.

Outstanding Equity Awards at Fiscal Year-End

        The following table shows grants of stock options and grants of unvested stock awards outstanding on December 31, 2008, the last day of our fiscal year, to each of the individuals named in the Summary Compensation Table.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock Awards That Have Not Vested (#)		Market Value of Shares of Stock Awards that Have Not Vested ($)
Scott K. Ginsburg	43,330	—	21.60	November 29, 2009	—		$—
	2,500	—	12.90	February 20, 2012	—		—
	60,415	39,585	5.88	July 12, 2013	—		—
	—	—	—	—	350,000	(2)	4,368,000	(3)
Omar A. Choucair	17,332	—	21.60	November 29, 2009	—		—
	25,000	—	12.90	February 20, 2012	—		—
	2,500	—	26.00	May 16, 2013	—		—
	24,166	158,342	5.88	July 12, 2013	—		—
	—	250,000	14.14	December 23, 2018	—		—
Neil H. Nguyen	2,063	937	12.60	March 30, 2012	—		—
	14,167	25,833	5.88	July 12, 2013	—		—
	—	200,000	14.14	December 23, 2018	—		—
Pamela Maythenyi	2,500	—	13.00	August 31, 2011	—		—
	2,083	417	6.50	August 31, 2012	—		—
	12,083	7,917	5.88	July 12, 2013	—		—
	1,458	1,042	8.14	August 31, 2016

(1)
Options will vest 25% on the first anniversary of the date of grant, and the remainder vests ratably over each of the 36 months thereafter.

(2)
Mr. Ginsburg's restricted stock vests over the following periods: (i) 116,667 shares on August 1, 2009, (ii) 116,667 shares on August 1, 2010, and (iii) 116,666 shares on August 1, 2011.

(3)
Based on the trading price of our stock on December 31, 2008 of $12.48.

Option Exercises and Stock Vested

        None of the individuals named in the Summary Compensation Table have ever exercised stock options. During 2008, the Company granted Mr. Ginsburg 350,000 shares of restricted stock, none of which has vested as of December 31, 2008.

Pension Benefits

        We do not have any qualified or non-qualified defined benefit plans.

Potential Payments upon Termination or Change of Control

        Generally, regardless of the manner in which a named executive officer's employment terminates, such officer is entitled to receive amounts earned during their term of employment. Such amounts include:

  •
  the portion of the executive's base salary that has accrued prior to any termination and not yet been paid;

  •
  unused vacation pay; and

  •
  distribution from the Company's 401(k) plan (assuming the executive participated in the plan)

In addition, we are required to make the additional payments and/or provide additional benefits to the individuals named in the Summary Compensation Table in the event of a termination of employment or a change of control, as set forth below.

2006 Long-Term Stock Incentive Plan

        The 2006 Plan replaced the Company's 1992 Stock Option Plan. In addition, because the 1995 Director Plan has expired, the 2006 Plan was prepared in a manner to enable stock awards to be granted to members of our Board of Directors. When the 2006 Plan was approved by our stockholders, the 1992 Plan terminated and the shares identified above as remaining for future grants under the 1992 Plan ceased to be available for grants under the 1992 Plan. The number of shares subject to the 2006 Plan is 1,100,000 shares.

Termination or Change-in-Control Payments

        Set forth below is a discussion of the payments and benefits payable to our executive officers upon their respective terminations under various circumstances. The multiples of compensation that are payable under these circumstances were determined by the Compensation Committee to be appropriate and consistent with arrangements for executives in similar positions in the industry group. The potential payments and benefits under these arrangements were considered by the Compensation Committee in connection with the other elements of compensation in order to achieve a package of benefits that is appropriate for each executive officer.

  Scott K. Ginsburg, Chairman and Chief Executive Officer

        Pursuant to terms of the 1992 Plan, under which Mr. Ginsburg's options are issued, in the event of a change of control, 50% of the unvested portion of stock options held by Mr. Ginsburg which have not previously vested shall immediately and fully vest and shall remain exercisable for at least 15 days. If Mr. Ginsburg's employment is terminated by us or by Mr. Ginsburg for any reason, any unvested portion of his stock options will be immediately cancelled, and any vested portion thereof shall remain exercisable by Mr. Ginsburg for a period of up to three months from the date of termination. If Mr. Ginsburg's employment is terminated as a result of his death or disability, then immediately upon the date of Mr. Ginsburg's termination, any unvested portion of his stock options will be immediately cancelled, and any vested portion thereof shall remain exercisable by Mr. Ginsburg for a period of six months from the date of termination.

        Pursuant to the terms of Mr. Ginsburg's Restricted Stock Agreement dated October 9, 2008, he was granted 350,000 shares of restricted stock, one third of which vests on August 1, 2009, and each of the remaining two-thirds vests on August 1, 2010 and 2011. In the event of a change in control, any remaining forfeiture provisions shall terminate.

        The following table summarizes the potential payments to Mr. Ginsburg assuming his employment with us was terminated or a change of control occurred on December 31, 2008, the last day of our most recently completed fiscal year.

Benefits and Payments	Change of Control	Termination upon Death or Disability	Termination by us without Cause or by Mr. Ginsburg for Good Reason
Base Salary	$1,217,220	$—	$1,217,220
Bonus	$—	$—	$—
Acceleration of Vesting of Options:
Number of Stock Options and Value(1)	19,793	—	—
	$130,631	$—	$—
Acceleration of Vesting of Restricted Stock:
Number of Shares and Value(2)	350,000	—	—
	$4,368,000	$—	$—

Total	$5,715,851	$—	$1,217,220

    (1)
    Value upon change of control is calculated using a value of our common stock of $12.48 per share, the closing price of our common stock on December 31, 2008, the last trading day in the fiscal year, less the exercise price of the option of $5.88 per share.

    (2)
    Value upon change of control is calculated using a value of our common stock of $12.48 per share, the closing price of our common stock on December 31, 2008.

  Omar A. Choucair, Chief Financial Officer

        Pursuant to terms of the 1992 Plan and 2006 Plan, under which Mr. Choucair's options are issued, in the event of a change of control, 50% of the unvested portion of stock options held by Mr. Choucair which have not previously vested shall immediately and fully vest and shall remain exercisable for at least 15 days. If Mr. Choucair's employment is terminated by us or by Mr. Choucair for any reason, any unvested portion of his stock options will be immediately cancelled, and any vested portion thereof shall remain exercisable by Mr. Choucair for a period of up to three months from the date of termination. If Mr. Choucair's employment is terminated as a result of his death or disability, then immediately upon the date of Mr. Choucair's termination, any unvested portion of his stock options will be immediately cancelled, and any vested portion thereof shall remain exercisable by Mr. Choucair for a period of six months from the date of termination.

        The following table summarizes the potential payments to Mr. Choucair assuming his employment with us was terminated or a change of control occurred on December 31, 2008, the last day of our most recently completed fiscal year.

Benefits and Payments	Change of Control	Termination upon Death or Disability	Termination by us without Cause or by Mr. Choucair for Good Reason
Base Salary	$1,035,000	$—	$1,035,000
Bonus	$—	$—	$—
Acceleration of Vesting of Options:
Number of Stock Options and Value(1)	132,917	—	—
	$52,252	$—	$—

Total	$1,087,252	$—	$1,035,000

    (1)
    Value upon change of control is calculated using a value of our common stock of $12.48 per share, the closing price of our common stock on December 31, 2008, the last trading day in the fiscal year, less the exercise price of the option of $5.88 per share.

  Neil H. Nguyen, Executive Vice President of Sales and Operations

        Pursuant to terms of the 1992 Plan and 2006 Plan, under which Mr. Nguyen's options are issued, in the event of a change of control, 50% of the unvested portion of stock options held by Mr. Nguyen which have not previously vested shall immediately and fully vest and shall remain exercisable for at least 15 days. If Mr. Nguyen's employment is terminated by us or by him for any reason, any unvested portion of his stock options will be immediately cancelled, and any vested portion thereof shall remain exercisable by Mr. Nguyen for a period of up to three months from the date of termination. If his employment is terminated as a result of his death or disability, then immediately upon the date of Mr. Nguyen's termination, any unvested portion of his stock options will be immediately cancelled, and any vested portion thereof shall remain exercisable by Mr. Nguyen for a period of six months from the date of termination.

        The following table summarizes the potential payments to Mr. Nguyen assuming his employment with us was terminated or a change of control occurred on December 31, 2008, the last day of our most recently completed fiscal year.

Benefits and Payments	Change of Control	Termination upon Death or Disability	Termination by us without Cause or by Mr. Nguyen for Good Reason
Base Salary	$—	$—	$1,035,000
Bonus	$—	$—	$—
Acceleration of Vesting of Options:
Number of Stock Options and Value(1)	108,011	—	—
	$52,252	$—	$—

Total	$52,252	$—	$1,035,000

    (1)
    Value upon change of control is calculated using a value of our common stock of $12.48 per share, the closing price of our common stock on December 31, 2008, the last trading day in the fiscal year, less the exercise price of the option of $5.88 per share.

  Pamela Maythenyi, Senior Vice President, SourceEcreative

        Pursuant to terms of the 1992 Plan and 2006 Plan, under which Ms. Maythenyi's options are issued, in the event of a change of control, 50% of the unvested portion of stock options held by Ms. Maythenyi which have not previously vested shall immediately and fully vest and shall remain exercisable for at least 15 days. If Ms. Maythenyi's employment is terminated by us or by her for any reason, any unvested portion of her stock options will be immediately cancelled, and any vested portion thereof shall remain exercisable by Ms. Maythenyi for a period of three months from the date of termination. If her employment is terminated as a result of her death or disability, then immediately upon the date of Ms. Maythenyi's termination, any unvested portion of her stock options will be immediately cancelled, and any vested portion thereof shall remain exercisable by her for a period of six months from the date of termination.

        The following table summarizes the potential payments to Ms. Maythenyi assuming her employment with us was terminated or a change of control occurred on December 31, 2008, the last day of our most recently completed fiscal year.

Benefits and Payments	Change of Control	Termination upon Death or Disability	Termination by us without Cause or by Ms. Maythenyi for Good Reason
Base Salary	$—	$—	$360,000
Bonus	$—	$—	$—
Acceleration of Vesting of Options:
Number of Stock Options and Value(1)	9,376	—	—
	$29,634	$—	$—

Total	$29,634	$—	$360,000

    (1)
    Value upon change of control is calculated using a value of our common stock of $12.48 per share, the closing price of our common stock on December 31, 2008, the last trading day in the fiscal year, less the exercise price of the options.

Director Compensation

  Director Compensation Table

        The following table sets forth a summary of the compensation earned by our Directors and/or paid to certain of our Directors pursuant to the Company's compensation policies for the fiscal year ended December 31, 2008, other than Scott K. Ginsburg, our Chairman and Chief Executive Officer, and Omar A. Choucair, our Chief Financial Officer and Director.

Name	Fees Earned ($)	Option Awards ($)(1)		Total ($)
William Donner	$51,000	22,505	(2)	73,505
Lisa Gallagher	38,006	22,505	(2)	60,511
Kevin C. Howe	43,500	36,395	(2)(3)	79,895
David M. Kantor	31,500	36,395	(2)(3)	70,895
Anthony J. LeVecchio	59,500	36,395	(2)(3)	95,895

    (1)
    See Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2008 for details as to the assumptions used to determine the fair value of option awards.

    (2)
    Includes $22,505 of compensation expense incurred by us in fiscal year 2008 in connection with a grant of 4,000 shares of restricted stock, 2,000 of which were granted on April 11, 2007, and 2,000 were granted on May 14, 2008. The shares vest over a three year period. Accordingly, the Company is recognizing expense over the vesting period, based on the fair market value of the stock at the date of grant.

    (3)
    Represents the compensation expense incurred by us in fiscal year 2008 in connection with grants of options to purchase 10,000 shares of common stock on May 26, 2006 at an exercise price of $5.30, calculated in accordance with SFAS 123(R).

  Director Compensation Policy

        Messrs. Ginsburg and Choucair, our Chairman and Chief Executive Officer, and Chief Financial Officer and Director, respectively, are not paid any fees or other compensation for services as a member of our Board of Directors or of any committee of our Board of Directors.

        The non-employee members of our Board of Directors receive compensation for services provided as a director as well as reimbursement for documented reasonable expenses incurred in connection with attendance at meetings of our Board of Directors and the committees thereof. The Company pays its directors an annual cash retainer of $12,000 plus $1,500 per Board of Directors meeting attended, plus $1,500 per meeting of each committee or special assignments of the Board of Directors. Mr. LeVecchio is paid an additional $13,000 annual cash retainer as Chairman of the Audit Committee.

        Members of our Board of Directors are also eligible to receive stock option grants both upon joining the Board of Directors and on an annual basis in line with recommendations by the Compensation Committee. Grants of restricted stock in 2008 and 2007 were granted under our 2006 Plan, and vest ratably over three years.

Guarantor Agreement with Scott K. Ginsburg

        In connection with the Company's acquisition of Media DVX, a $6.5 million promissory note was issued to the seller of Media DVX, payable over three years with an interest rate of the one month LIBOR rate for the applicable period with principal and then accrued interest due as follows: $1.5 million due on April 15, 2006, $2.0 million due on April 15, 2007, and $3.0 million due on April 15, 2008. However, during the fourth quarter of 2006, the Company retired the entire remaining balance of this obligation through a combination of issuing common stock and cash. The Company paid accrued interest on the promissory note on a quarterly basis. The promissory note was personally guaranteed by Scott K. Ginsburg, the Company's Chief Executive Officer and Chairman of the Board. Mr. Ginsburg's personal guarantee of the Company's debt was evaluated for the purpose of determining an amount to compensate him for such guarantee. The Company completed its valuation which determined that the improved interest rate obtained by the Company as a direct result of the personal guarantee was worth approximately $0.6 million over the term of the loan. For the years ended December 31, 2007 and 2006 respectively, the Company has recognized additional interest expense of $0 and $0.3 million associated with the guarantee. Amounts paid to Mr. Ginsburg associated with this guarantee were $0.3 million and $0.2 million, for the years ended December 31, 2007 and 2006, respectively.

Employee Benefit Plans

        We sponsor a 401(k) plan covering employees who meet certain defined requirements. Under the terms of our 401(k) plan, participants may elect to make contributions on a pre-tax and after-tax basis, subject to certain limitations under the Internal Revenue Code and we may match a percentage of employee contributions, on a discretionary basis, as determined by our Board of Directors. We currently match 25% of the amount contributed by employees, up to a maximum of employee contributions of 6%. We may make other discretionary contributions to the 401(k) plan pursuant to a determination by our Board of Directors, although, to date, no such other discretionary contributions have been made.

Compensation Committee Interlocks and Insider Participation

        The current members of the Compensation Committee are Messrs. Howe (Chairman) and Kantor, and Ms. Gallagher. There were no other members of the committee during 2008. All current members of the Compensation Committee are "independent directors" as defined under the Nasdaq Marketplace Rules. None of these individuals were at any time during 2008, or at any other time, an officer or employee of the Company.

        No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Certain Relationships and Related Transactions

        Our Audit Committee reviews and approves in advance all related party transactions in accordance with its written charter in order to determine whether or not the proposed transaction is fair to, and in the best interests of the Company. None of the Company's directors or executive officers (1) has entered into any transaction or series of similar transactions with the Company except as described below, (2) has any relationship, or has had any relationship with the Company except as described below, or (3) has outstanding indebtedness to the Company, which (in any case) requires disclosure under Item 404 of the SEC's Regulation S-K.

        Prior to its execution and delivery, the Board of Directors and the Audit Committee reviewed the Media DVX transaction in detail and determined it was in the best interest of the Company to move forward with the acquisition of the Media DVX assets.

        However, the Company did not have the borrowing capacity to fully finance the $10 million purchase price through the Company's existing credit facility in April 2005. Accordingly, the Board of Directors, Audit Committee and the Media DVX selling shareholder negotiated a $6.5 million promissory note as part of the purchase price. The Media DVX selling shareholder demanded a personal guarantee from Mr. Ginsburg as security on the three year $6.5 million promissory note.

        Consistent with its written charter, the Audit Committee and the Board of Directors approved and ratified the asset purchase agreement, the promissory note and the personal guarantor agreement in connection with the purchase of the Media DVX assets. Mr. Ginsburg's personal guarantee of the Company's debt was evaluated for the purpose of determining an amount to compensate him for such guarantee. The Company completed its valuation which determined that the improved interest rate obtained by the Company as a direct result of the personal guarantee was worth approximately $0.6 million over the term of the loan. The Audit Committee and the Board of Directors each determined that the compensation payable to Mr. Ginsburg was fair to, and in the best interests of the Company and its stockholders.

        In connection with the Company's acquisition of Media DVX, the $6.5 million promissory note was issued to the seller of Media DVX and was payable over three years with an interest rate of the one month LIBOR rate for the applicable period with principal and then accrued interest due as follows: $1.5 million due on April 15, 2006, $2.0 million due on April 15, 2007, and $3.0 million due on April 15, 2008. However, during the fourth quarter of 2006, the Company retired the entire remaining balance of this obligation through a combination of issuing common stock and cash. The Company paid accrued interest on the promissory note on a quarterly basis. For the years ended December 31, 2006 and 2005 respectively, the Company has recognized additional interest expense of $0.3 million and $0.1 million associated with the guarantee. Amounts paid to Mr. Ginsburg associated with this guarantee were $0.3 million and $0.2 million, for the years ended December 31, 2007 and 2006, respectively.

 AUDIT COMMITTEE REPORT

        The Audit Committee acts under the Amended and Restated Charter of the Audit Committee of the Board of Directors (the "Audit Committee"), which was adopted by the Board of Directors on September 24, 2004. Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee submits the following report:

        The Audit Committee is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined under the Nasdaq Marketplace Rules.

        Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit Committee had several meetings with management to review and discuss the December 31, 2008 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, Codification of Statements on Auditing Standards. The Audit Committee also received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent accountants that firm's independence.

        Based upon the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC.

        The Audit Committee has considered whether the services provided under other non-audit services are compatible with maintaining the auditor's independence.

Respectfully submitted,
THE AUDIT COMMITTEE (for the year ended December 31, 2008)
Anthony J. LeVecchio Kevin C. Howe William Donner

 PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following is a summary of the fees billed to the Company by the principal accountant for professional services rendered for the fiscal years ended December 31, 2008 and December 31, 2007:

	Years Ended December 31,
	2008	2007
Audit Fees	$1,494,471	$1,216,950
Audit Related Fees	166,499	1,624
Tax Fees	—	—
All Other Fees	—	—

Total	$1,660,970	$1,218,574

  Audit Fees

        These are fees for professional services for the audit of the Company's annual financial statements, and for the review of the financial statements included in the Company's filings on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements, including fees relating to compliance with the provisions of the Sarbanes-Oxley Act, Section 404, and audits of acquired entities. The amount for 2008 includes $78,381 for Registration Statements on Forms S-4.

  Audit-Related Fees

        We paid Ernst & Young $166,499 in 2008 for due diligence services related to 2008 acquisitions.

  Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        Consistent with the policies of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has the responsibility, pursuant to its written charter, for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee's policy is to approve all audit and non-audit services provided by our independent registered public accounting firm prior to the commencement of the services using a combination of pre-approvals for certain engagements up to predetermined dollar thresholds in accordance with the pre-approval policy and specific approvals for certain engagements on a case-by-case basis. The Audit Committee has delegated authority to the committee chair to pre-approve between committee meetings those services that have not already been pre-approved by the committee. The chair is required to report any such pre-approval decisions to the full committee at its next scheduled meeting.

 STOCKHOLDERS' PROPOSALS

        Proposals of stockholders intended to be presented at the 2010 annual meeting of stockholders must be received by the Company at its offices at 750 W. John Carpenter Freeway, Suite 700, Irving, Texas, 75039, not later than December 5, 2010 and satisfy the conditions established by the SEC for stockholder proposals to be included in the Company's proxy statement for that meeting. If a stockholder intends to submit a proposal from the floor of the Company's 2010 annual meeting, which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the stockholder must provide written notice to the Company no later than February 15, 2010. If such a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2010 annual meeting.

AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 100 F Street, N.E., Washington, D.C. 20549. In addition, such reports, proxy statements and other information are available from the EDGAR filings obtained through the SEC's website http://www.sec.gov.

MISCELLANEOUS

        The Board of Directors knows of no business other than that set forth above to be transacted at the Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares represented by the proxies in accordance with their best judgment and Rule 14a-4 under the Exchange Act.

By Order of the Board of Directors,

Omar A. Choucair Secretary
March 27, 2009

 Appendix A

DG FASTCHANNEL, INC.
2006 LONG-TERM STOCK INCENTIVE PLAN
(As Amended March 23, 2009)

        1.    ESTABLISHMENT OF PLAN.    DG FastChannel, Inc. establishes the "DG FastChannel, Inc. 2006 Long-Term Stock Incentive Plan," effective as of the Effective Date. Options granted under the Plan shall be subject to the terms and conditions of the Plan as set forth herein, as it may be amended from time to time.

        2.    PURPOSE.    The purposes of the Plan are (i) to offer selected Employees, including Officers, Directors and Consultants of the Company and its Affiliates an equity ownership interest and opportunity to participate in the growth and financial success of the Company, (ii) to provide the Company an opportunity to attract and retain the best available personnel for positions of substantial responsibility, (iii) to create long-term value and to provide incentives to such Employees, Directors and Consultants by means of market-driven and performance-related stock-based awards to achieve long-term performance goals, and (iv) to promote the growth and success of the Company's business by aligning the financial interests of Employees, Directors and Consultants with that of the other stockholders of the Company. Toward these objectives, the Plan provides for the grant of Options, Stock Appreciation Rights and Restricted Stock Awards, some of which may be Performance Awards.

        3.    DEFINITIONS.    As used herein, unless the context requires otherwise, the following terms shall have the meanings indicated below:

          (a)    "Affiliate"    means (i) any corporation, partnership or other entity which owns, directly or indirectly, a majority of the voting equity securities of the Company, (ii) any corporation, partnership or other entity of which a majority of the voting equity securities or equity interest is owned, directly or indirectly, by the Company, and (iii) with respect to an Option that is intended to be an Incentive Stock Option, (A) any "parent corporation" of the Company, as defined in Section 424(e) of the Code or (B) any "subsidiary corporation" of the Company as defined in Section 424(f) of the Code, any other entity that is taxed as a corporation under Section 7701(a)(3) of the Code and is a member of the "affiliated group" as defined in Section 1504(a) of the Code of which the Company is the common parent, and any other entity as may be permitted from time to time by the Code or by the Internal Revenue Service to be an employer of Employees to whom Incentive Stock Options may be granted; provided, however, that in each case the Affiliate must be consolidated in the Company's financial statements.

          (b)    "Award"    means any right granted under the Plan, including an Option, a Stock Appreciation Right, a Restricted Stock Award and a Performance Award, and whether granted singly or in combination, to a Grantee pursuant to the terms, conditions and limitations that the Committee may establish in order to fulfill the objectives of the Plan.

          (c)    "Award Agreement"    means a written agreement with a Grantee with respect to any Award, including any amendments thereto, and includes an Option Agreement, a Stock Appreciation Rights Agreement and a Restricted Stock Agreement.

          (d)    "Board"    means the Board of Directors of the Company.

          (e)    "Cause"    means the meaning set forth in a then-effective written employment agreement between the Grantee and the Company or an Affiliate or, in the absence of such a definition in a then-effective written employment agreement (in the determination of the Committee), shall mean (i) the habitual neglect of the Grantee's duties or failure by the Grantee to perform or observe any substantial lawful obligation of the Grantee's duties to the Company or any Affiliate that is not remedied within thirty (30) days after written notice thereof from the Company or the Board, (ii) an intentional violation or failure by the Grantee to satisfy any policy or written agreement with the Company or an Affiliate, (iii) the involvement by the Grantee in a transaction or act in connection with the performance of duties to the Company or any Affiliate which transaction or act is adverse to the interests of the Company or any Affiliate, (iv) the intentional engagement by the Grantee in unfair competition with the Company or any Affiliate, (v) the use of alcohol or drugs by the Grantee in a manner that affects the Grantee's job performance or could reasonably be expected to adversely affect the reputation of the Company or any Affiliate, or (vi) the conviction of, or plea of nolo contendere by the Grantee to, a felony or misdemeanor involving fraud, embezzlement, theft or dishonesty or other criminal conduct against the Company or any Affiliate.

          (f)    "Change in Control"    of the Company means the occurrence of any of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company's then outstanding securities; (ii) as a result of, or in connection with, any tender offer or exchange offer, merger, or other business combination (a "Transaction"), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company; (iii) the Company is merged or consolidated with another corporation and as a result of the merger or consolidation less than 50 percent of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company; (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 50 percent or more of the combined voting power of the Company's then outstanding voting securities; or (v) the Company transfers substantially all of its assets to another corporation which is not controlled by the Company.

          (g)    "Chief Executive Officer"    means the individual serving at any relevant time as the chief executive officer of the Company.

          (h)    "Code"    means the Internal Revenue Code of 1986, as amended, and any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any Treasury regulations promulgated under such section.

          (i)    "Committee"    means the committee (or committees), as constituted from time to time, of the Board that is appointed by the Board to administer the Plan, or if no such committee is appointed (or no such committee shall be in existence at any relevant time), the term "Committee" for purposes of the Plan shall mean the Board; provided, however, that while the Common Stock is publicly traded, the Committee shall be a committee of the Board consisting solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3, as necessary and deemed desirable by the Board from time to time in each case to satisfy such requirements with respect to Awards granted under the Plan. While the Common Stock is listed for trading on any national securities exchange or quoted on the Nasdaq Stock Market, the Committee's members shall also satisfy the "independence" criteria or be "independent directors" to the extent required under the rules and regulations of the exchange or the Nasdaq Stock Market, as applicable. While the Common Stock is not listed for trading on any national securities exchange or quoted on the Nasdaq Stock Market, within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Awards or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board may assume any or all of the powers and responsibilities prescribed for the Committee, and to the extent it does so, the term "Committee" as used herein shall also be applicable to the Board.

          (j)    "Common Stock"    means the Common Stock, $0.001 par value per share, of the Company or the common stock that the Company may in the future be authorized to issue (as long as the common stock varies from that currently authorized, if at all, only in amount of par value) in replacement or substitution thereof.

          (k)    "Company"    means DG FastChannel, Inc., a Delaware corporation.

          (l)    "Consultant"    means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Affiliate to render consulting or advisory services to the Company or such Affiliate and who is a "consultant or advisor" within the meaning of Rule 701 promulgated under the Securities Act or Form S-8 promulgated under the Securities Act, including any foreign national who, but for the laws of his country, would be an employee of the Company or an Affiliate.

          (m)    "Continuous Service"    means that the provision of services to the Company or an Affiliate in any capacity of Employee, Director or Consultant is not interrupted or terminated. Except as otherwise provided in a particular Award Agreement, service shall not be considered interrupted or terminated for this purpose in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or an Affiliate in any capacity of Employee, Director or Consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option, if such leave exceeds ninety (90) days, and re-employment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day that is three (3) months and one (1) day following the expiration of such ninety (90)-day period.

          (n)    "Covered Employee"    means the Chief Executive Officer and the four other most highly compensated officers of the Company for whom total compensation is required to be reported to stockholders under Regulation S-K, as determined for purposes of Section 162(m) of the Code.

          (o)    "Director"    means a member of the Board.

          (p)    "Disability"    means the "disability" of a person (i) as defined in a then-effective written employment agreement with the Company or an Affiliate that covers such person, (ii) if such person is not covered by a then-effective written employment agreement with the Company or an Affiliate, as defined in a then-effective long-term disability plan maintained by the Company that covers such person, or (iii) if neither a then-effective employment agreement or a long-term disability plan exists at any relevant time covering such person, "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock Option may be exercised under the terms of an Option Agreement, "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

          (q)    "Effective Date"    means the date the Plan was approved by the stockholders at the Company's 2006 annual meeting.

          (r)    "Employee"    means any person, including an Officer or Director, who is employed, within the meaning of Section 3401 of the Code, by the Company or an Affiliate. The provision of compensation by the Company or an Affiliate to a Director solely with respect to such individual rendering services in the capacity of a Director, however, shall not be sufficient to constitute "employment" by the Company or that Affiliate.

          (s)    "Exchange Act"    means the Securities Exchange Act of 1934, as amended, and any successor statute. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

          (t)    "Fair Market Value"    means, as of any date, the value of the Common Stock determined as follows:

            (i)    If Common Stock has an established market by virtue of being listed on any established stock exchange, traded on the Nasdaq National Market or the Nasdaq SmallCap Market or reported on the Over-the-Counter Bulletin Board published by the National Quotation Bureau, Inc., the Fair Market Value of a share of Common Stock shall be the closing sales price for such a share of Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or if the Common Stock is listed or traded on more than one exchange or market, the exchange or market with the greatest volume of trading in the Common Stock) or reported on the Over-the-Counter Bulletin Board for the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable. If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its sole discretion consistent with Section 409A of the Code.

            (ii)   In the absence of any such established market for the Common Stock, the Fair Market Value shall be determined in good faith by the reasonable application by the Committee of a reasonable valuation method in accordance with Section 409A of the Code.

          (u)    "Grantee"    means an Employee, Director or Consultant to whom an Award has been granted under the Plan.

          (v)    "Incentive Stock Option"    means an Option granted to an Employee under the Plan that meets the requirements of Section 422 of the Code.

          (w)    "Non-Employee Director"    means a Director who either (i) is not an Employee or Officer, does not receive compensation (directly or indirectly) from the Company or an Affiliate in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

          (x)    "Non-Qualified Stock Option"    means an Option granted under the Plan that is not intended to be an Incentive Stock Option.

          (y)    "Officer"    means a person who is an "officer" of the Company or any Affiliate within the meaning of Section 16 of the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).

          (z)    "Option"    means an Award in the form of a stock option granted pursuant to Section 8 of the Plan to purchase a specified number of shares of Common Stock during the Option period for a specified exercise price, whether granted as an Incentive Stock Option or as a Non-Qualified Stock Option.

          (aa)    "Option Agreement"    means the written agreement evidencing the grant of an Option executed by the Company and the Optionee, including any amendments thereto. Each Option Agreement shall be subject to the terms and conditions of the Plan.

          (bb)    "Optionee"    means an individual to whom an Option has been granted under the Plan.

          (cc)    "Outside Director"    means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), has not been an officer of the Company or an "affiliated corporation" at any time and is not currently receiving (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code) direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

          (dd)    "Performance Award"    means a Restricted Stock Award granted under Section 11 of the Plan to a Grantee who is an Employee that becomes vested and earned solely on account of the attainment of a specified performance target in relation to one or more Performance Goals.

          (ee)    "Performance Goals"    mean, with respect to any Performance Award, the business criteria (and related factors) selected by the Committee at the time of grant to measure the level of performance of the Company during the Performance Period, in each case, prepared on the same basis as the financial statements published for financial reporting purposes, except as adjusted pursuant to Section 11(f). The Committee may select as the Performance Goals for a Performance Period any one or combination of the following business criteria that apply to the Grantee of the Performance Award, one or more business units, divisions or Affiliates or the applicable sector of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies, as interpreted and defined, in each case, by the Committee, which business criteria (to the extent applicable) will be determined in accordance with generally accepted accounting principles:

              (i)  Net income as a percentage of revenue;

             (ii)  Earnings per share of Common Stock;

            (iii)  Earnings before interest, taxes, depreciation and amortization;

            (iv)  Return on net assets employed before interest and taxes;

             (v)  Operating margin as a percentage of revenue;

            (vi)  Safety performance relative to industry standards and the Company annual target;

           (vii)  Strategic team goals;

          (viii)  Net operating profit after taxes;

            (ix)  Net operating profit after taxes per share of Common Stock;

             (x)  Return on invested capital;

            (xi)  Return on assets or net assets;

           (xii)  Total stockholder return;

          (xiii)  Relative total stockholder return (as compared with a peer group of the Company);

          (xiv)  Earnings before income taxes;

           (xv)  Net income;

          (xvi)  Free cash flow;

         (xvii)  Free cash flow per share of Common Stock;

        (xviii)  Revenue (or any component thereof);

          (xix)  Revenue growth; or

           (xx)  Any other performance objective approved by the stockholders of the Company in accordance with Section 162(m) of the Code.

          (ff)    "Performance Period"    means that period established by the Committee at the time any Performance Award is granted or, except in the case of any grant to a Covered Employee, at any time thereafter, during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

          (gg)    "Plan"    means this Digital Generation Systems, Inc. 2006 Long-Term Stock Incentive Plan as set forth herein and as it may be amended from time to time.

          (hh)    "Qualifying Shares"    means shares of Common Stock which either (i) have been owned by the Grantee for more than six (6) months and have been "paid for" within the meaning of Rule 144 promulgated under the Securities Act, or (ii) were obtained by the Grantee in the public market.

          (ii)    "Regulation S-K"    means Regulation S-K promulgated under the Securities Act, as it may be amended from time to time, and any successor to Regulation S-K. Reference in the Plan to any item of Regulation S-K shall be deemed to include any amendments or successor provisions to such item.

          (jj)    "Restriction Period"    means the period during which the Common Stock under a Restricted Stock Award is nontransferable and subject to "Forfeiture Restrictions" as defined in Section 10(b) of the Plan and set forth in the related Restricted Stock Agreement.

          (kk)    "Restricted Stock Agreement"    means the written agreement evidencing the grant of a Restricted Stock Award executed by the Company and the Grantee, including any amendments thereto. Each Restricted Stock Agreement shall be subject to the terms and conditions of the Plan.

          (ll)    "Restricted Stock Award"    means an Award granted under Section 10 of the Plan to a Grantee of shares of Common Stock issued to the Grantee for such consideration, if any, and subject to such restrictions on transfer, forfeiture provisions and other terms and conditions as are established by the Committee.

          (mm)    "Rule 16b-3"    means Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time, and any successor to Rule 16b-3.

          (nn)    "Section"    means a section of the Plan unless otherwise stated or the context otherwise requires.

          (oo)    "Securities Act"    means the Securities Act of 1933, as amended, and any successor statute. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

          (pp)    "Stock Appreciation Right"    means an Award granted under Section 9 of the Plan to receive all or some portion of the increase in the value of the shares of Common Stock to which such right relates as provided in Section 9 hereof.

          (qq)    "Stock Appreciation Right Agreement"    means a written agreement with a Grantee with respect to an Award of Stock Appreciation Rights, including any amendments thereto. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

          (rr)    "Ten Percent Stockholder"    means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) at the time an Option is granted stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

        4.    TYPES OF INCENTIVE AWARDS AVAILABLE UNDER THE PLAN.    Awards granted under the Plan may be (i) Incentive Stock Options, (ii) Non-Qualified Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, and (v) Performance Awards. An Option may be granted in tandem with a Stock Appreciation Right.

        5.    SHARES SUBJECT TO PLAN.

          (a)    Maximum Shares Subject to Plan.    Subject to adjustment pursuant to Section 13(a) hereof, the total amount of Common Stock with respect to which Awards may be granted under the Plan shall not exceed 2,200,000 shares. At all times during the term of the Plan, the Company shall reserve and keep available such number of shares of Common Stock as will be required to satisfy the requirements of outstanding Awards under the Plan. The number of shares reserved for issuance under the Plan shall be reduced only to the extent that shares of Common Stock are actually issued in connection with the exercise or settlement of an Award. Any shares of Common Stock covered by an Award (or a portion of an Award) that is forfeited or canceled or that expires without being exercised or settled shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock which may be issued under the Plan and shall again be available to be subject to Awards under the Plan. If an Option is issued in tandem with a Stock Appreciation Right and all or a portion of the Option is cancelled as provided for in Section 9(b)(iii) in connection with the exercise of the related Stock Appreciation Right, the shares of Common Stock that were subject to the portion of the Option so cancelled will not again be available for grant under the Plan. In addition, shares of Common Stock withheld pursuant to the Plan to pay taxes and shares of Common stock used in the exercise of an Option as described in Section 8(d) in a "same day" or "margin" arrangement shall reduce the number of shares available for Awards under the Plan. Nothing in this Section 5 shall impair the right of the Company to reduce the number of outstanding shares of Common Stock pursuant to repurchases, redemptions, or otherwise; provided, however, that no reduction in the number of outstanding shares of Common Stock shall (i) impair the validity of any outstanding Award, whether or not that Award is fully vested or exercisable, or (ii) impair the status of any shares of Common Stock previously issued pursuant to an Award as duly authorized, validly issued, fully paid and nonassessable. The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Common Stock, or (ii) Common Stock held in the treasury of the Company, in each situation as the Committee may determine from time to time in its sole discretion.

          (b)    Registration and Listing of Shares.    From time to time, the Board and appropriate Officers shall be and are authorized to take whatever actions are necessary to file required documents with governmental authorities, stock exchanges and other appropriate persons to register, list and otherwise make shares of Common Stock available for issuance pursuant to Awards.

        6.    ELIGIBILITY.    Awards other than Incentive Stock Options may be granted to Employees, Officers, Directors, and Consultants. Incentive Stock Options may be granted only to Employees (including Officers and Directors who are also Employees), as limited by clause (iii) of Section 3(a). The Committee, in its sole discretion, shall select the recipients of Awards. A Grantee may be granted more than one Award under the Plan, and Awards may be granted at any time or times during the term of the Plan. The grant of an Award to an Employee, Officer, Director or Consultant shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Awards under the Plan.

        7.    LIMITATION ON INDIVIDUAL AWARDS.    No person shall be granted Awards during any fiscal year of the Company covering more than 100,000 shares of Common Stock. Notwithstanding the preceding sentence, in connection with the commencement of a person's Continuous Service, a person may be granted Awards covering up to an additional 50,000 shares of Common Stock that shall not count against the limit in the preceding sentence. The limitations set forth in the preceding sentences shall be applied in a manner which will permit compensation generated under the Plan, where appropriate, to constitute "performance-based" compensation for purposes of Section 162(m) of the Code, including counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares of Common Stock subject to Options or other Awards that are canceled or repriced.

        8.    OPTIONS.

          (a)    Grant of Options.    The Committee shall determine (i) whether each Option shall be granted as an Incentive Stock Option or as a Non-Qualified Stock Option and (ii) the provisions, terms, and conditions of each Option including, but not limited to, the vesting schedule, the number of shares of Common Stock subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, forfeiture provisions, methods of payment, and all other terms and conditions of the Option.

          (b)    Limitations on Incentive Stock Options.    The aggregate Fair Market Value (determined as of the date of grant of an Option) of Common Stock which any Employee is first eligible to purchase during any calendar year by exercise of Incentive Stock Options granted under the Plan and by exercise of incentive stock options (within the meaning of Section 422 of the Code) granted under any other incentive stock option plan of the Company or an Affiliate shall not exceed $100,000. If the Fair Market Value of stock with respect to which all incentive stock options described in the preceding sentence held by any one Optionee are exercisable for the first time by such Optionee during any calendar year exceeds $100,000, the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the first $100,000 worth of shares of Common Stock to become exercisable in such year shall be deemed to constitute incentive stock options within the meaning of Section 422 of the Code and the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the shares of Common Stock in the amount in excess of $100,000 that become exercisable in that calendar year shall be treated as Non-Qualified Stock Options. If the Code is amended after the effective date of the Plan to provide for a different limit than the one described in this Section 8(b), such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

          (c)    Acquisitions and Other Transactions.    Notwithstanding the provisions of Section 12(g), in the case of an Option issued or assumed pursuant to Section 12(g), the exercise price and number of shares for the Option shall be determined in accordance with the principles of Sections 409A and 424(a) of the Code. The Committee also may grant Options under the Plan in settlement of or substitution for, outstanding options or obligations to grant future options in connection with the Company or an Affiliate acquiring another entity, an interest in another entity or an additional interest in an Affiliate whether by merger, stock purchase, asset purchase or other form of transaction.

          (d)    Payment or Exercise.    Payment for the shares of Common Stock to be purchased upon exercise of an Option may be made in cash (by check) or, if elected by the Optionee and approved by the Committee, in one or more of the following methods which must be stated in the Option Agreement (at the date of grant with respect to any Option granted as an Incentive Stock Option) and where permitted by law: (i) if the Common Stock has an established market as described in clause (i) of Section 3(t), through a "same day sale" arrangement between the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares of Common Stock so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; (ii) if the Common Stock has an established market as described in clause (i) of Section 3(t), through a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares of Common Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; or (iii) by surrender for cancellation of Qualifying Shares at the Fair Market Value per share at the time of exercise (provided that such surrender does not result in an accounting charge for the Company). No shares of Common Stock may be issued until full payment of the purchase price therefor has been made.

          (e)    Modification, Extension and Renewal of Options.    The Committee shall have the power to modify, cancel, extend or renew outstanding Options and to authorize the grant of new Options and/or Restricted Stock Awards in substitution therefor (regardless of whether any such action would be treated as a repricing for financial accounting or other purposes), provided that (except as permitted by Section 13(a) of the Plan) any such action may not, without the written consent of any Optionee, (i) impair any rights under any Option previously granted to such Optionee, (ii) cause the Option or the Plan to become subject to Section 409A of the Code, or (iii) cause any Option to lose its status as "performance-based" compensation under Section 162(m) of the Code. Any outstanding Incentive Stock Option that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

          (f)    Privileges of Stock Ownership.    No Optionee will have any of the rights of a stockholder with respect to any shares of Common Stock subject to an Option until such Option is properly exercised and the purchased shares are issued and delivered to the Optionee, as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date of such issuance and delivery, except as provided in the Plan.

        9.    STOCK APPRECIATION RIGHTS.

        (a)    Stock Appreciation Rights.    A Stock Appreciation Right is a right to receive, upon exercise of the right, shares of Common Stock or their cash equivalent in an amount equal to the increase in Fair Market Value of the Common Stock between the grant and exercise dates. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant to an eligible Employee, Director or Consultant Stock Appreciation Rights if (i) the exercise price of the Stock Appreciation Right is not less than the Fair Market Value of the Common Stock on the grant date of the Award, (ii) the Stock Appreciation Right will be settled only in shares of Common Stock (unless settlement in the form of cash would not cause a Stock Appreciation Right or the Plan to become subject to Section 409A of the Code), and (iii) the Stock Appreciation Right does not include any feature for the deferral of compensation other than the time between the Stock Appreciation Right grant and exercise or any other feature that would cause the Stock Appreciation Right or the Plan to become subject to Section 409A of the Code. In addition, a Stock Appreciation Right may be related to an Option, or issued "in tandem" with an Option, only if such an arrangement would not cause the Stock Appreciation Right, the Option or the Plan to become subject to Section 409A of the Code. The terms and conditions of a Stock Appreciation Right shall be set forth in a Stock Appreciation Right Agreement or may be included in an Option Agreement (which need not be the same for each Grantee) in such form as the Committee approves, but which is not inconsistent with the Plan. With respect to Stock Appreciation Rights that are subject to Section 16 of the Exchange Act, the Committee shall retain sole discretion (i) to determine the form in which payment of the Stock Appreciation Right will be made (i.e., cash, securities or any combination thereof), or (ii) to approve an election by a Grantee to receive cash in full or partial settlement of Stock Appreciation Rights. The number of shares reserved for issuance under the Plan shall be reduced only to the extent that shares of Common Stock are actually issued in connection with the exercise or settlement of an Award and as provided in Section 9(b)(iii).

          (b)    Stock Appreciation Right Related to an Option.    If permitted pursuant to the conditions and limitations contained in Section 9(a), a Stock Appreciation Right granted in connection with an Option shall cover the same shares of Common Stock covered by the Option (or such lesser number of shares of Common Stock as the Committee may determine) and shall, except as provided in this Section 9(b), be subject to the same terms and conditions as the related Option and the following:

            (i)    Exercise.    A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable.

            (ii)    Amount Payable.    Upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount payable in whole shares of Common Stock determined by multiplying (A) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right over the Option exercise price of the Stock Appreciation Right, by (B) the number of shares of Common Stock as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the applicable Stock Appreciation Right Agreement.

            (iii)    Treatment of Related Options and Stock Appreciation Rights Upon Exercise.    Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of shares of Common Stock as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of shares of Common Stock as to which the Option is exercised or surrendered. The shares reserved for issuance under the Plan shall be reduced by the number of shares of Common Stock that were covered by the Option cancelled in connection with the exercise of the Stock Appreciation Right.

          (c)    Stock Appreciation Right Unrelated to an Option.    A Stock Appreciation Right unrelated to an Option shall cover such number of shares of Common Stock as the Committee shall determine.

            (i)    Terms; Duration.    A Stock Appreciation Right unrelated to an Option shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall any such right have a term of greater than ten (10) years. However, each Stock Appreciation Right shall be exercisable only during such portion of its term as the Committee shall determine and, unless provided otherwise by the specific provisions of the Stock Appreciation Right Agreement, only if the Grantee's Continuous Service has not terminated at the time of such exercise.

            (ii)    Amount Payable.    Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount payable in whole shares of Common Stock determined by multiplying (A) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right over the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right was granted, by (B) the number of shares of Common Stock as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the applicable Stock Appreciation Right Agreement.

            (iii)    Non-Transferability.    No Stock Appreciation Right unrelated to an Option shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution, and such Stock Appreciation Right shall be exercisable during the lifetime of such Grantee only by the Grantee or his guardian or legal representative.

        10.    RESTRICTED STOCK AWARDS.

          (a)    Restricted Stock Awards.    A Restricted Stock Award is a grant of shares of Common Stock for such consideration, if any, and subject to such restrictions on transfer, forfeiture provisions and other terms and conditions as are established by the Committee. Each Restricted Stock Agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of such Restricted Stock Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Agreements need not be identical, but each such Restricted Stock Agreement shall be subject to the terms and conditions of this Section 10.

          (b)    Forfeiture Restrictions.    Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Grantee and to an obligation of the Grantee to forfeit and surrender the shares to the Company under certain circumstances (the "Forfeiture Restrictions"). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse on the passage of time, the attainment of one or more performance targets established by the Committee, or the occurrence of such other event or events determined to be appropriate by the Committee. The Forfeiture Restrictions, if any, applicable to a particular Restricted Stock Award (which may differ from any other such Restricted Stock Award) shall be stated in the Restricted Stock Agreement.

          (c)    Rights as Stockholder.    At the time any Restricted Stock Award is granted under the Plan, the Company and the Grantee shall enter into a Restricted Stock Agreement setting forth each of the matters addressed in this Section 10 and such other matters as the Committee may determine to be appropriate. Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Grantee of such

  Restricted Stock Award or by a book entry account with the Company's transfer agent. The Grantee shall have the right to receive dividends with respect to the shares of Common Stock subject to a Restricted Stock Award, to vote the shares of Common Stock subject thereto and to enjoy all other stockholder rights with respect to the shares of Common Stock subject thereto, except that, unless provided otherwise in the Plan or in the Restricted Stock Agreement, (i) the Grantee shall not be entitled to delivery of the share certificate evidencing the shares of Common Stock until the Forfeiture Restrictions have expired, (ii) the Company or an escrow agent shall retain custody of the share certificate evidencing the shares of Common Stock (or such shares shall be held in a book entry account with the Company's transfer agent) until the Forfeiture Restrictions expire, (iii) the Grantee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of Common Stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Award, including rules pertaining to the termination of the Grantee's Continuous Service (by retirement, Disability, death or otherwise) prior to expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall also be set forth in a Restricted Stock Agreement made in connection with the Restricted Stock Award.

          (d)    Stock Certificate Delivery and Rights and Obligations of the Grantee.    One or more stock certificates representing shares of Common Stock, free of Forfeiture Restrictions, shall be delivered to the Grantee promptly after, and only after, the Forfeiture Restrictions have expired and the Grantee has satisfied all applicable Federal, state and local income and employment tax withholding requirements. Each Restricted Stock Agreement shall require that (i) the Grantee, by his or her acceptance of the Restricted Stock Award, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited to the Company, agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and (ii) such provisions regarding transfers of forfeited shares shall be specifically performable by the Company in a court of equity or law.

          (e)    Restriction Period.    The Restriction Period for a Restricted Stock Award shall commence on the date of grant of the Restricted Stock Award and, unless otherwise established by the Committee and stated in the Restricted Stock Award Agreement, shall expire upon satisfaction of the conditions set forth in the Restricted Stock Agreement pursuant to which the Forfeiture Restrictions will lapse.

          (f)    Securities Restrictions.    The Committee may impose other conditions on any shares of Common Stock subject to a Restricted Stock Award as it may deem advisable, including (i) restrictions under applicable state or federal securities laws, and (ii) the requirements of any stock exchange or national market system upon which shares of Common Stock are then listed or quoted.

          (g)    Payment for Restricted Stock.    The Committee shall determine the amount and form of any payment for shares of Common Stock received pursuant to a Restricted Stock Award. In the absence of such a determination, the Grantee shall not be required to make any payment for shares of Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

          (h)    Forfeiture of Restricted Stock.    Subject to the provisions of the particular Restricted Stock Agreement, upon termination of the Grantee's Continuous Service during the Restriction Period, the shares of Common Stock subject to the Restricted Stock Award shall be forfeited by the Grantee. Upon any forfeiture, all rights of the Grantee with respect to the forfeited shares of the Common Stock subject to the Restricted Stock Award shall cease and terminate, without any further obligation on the part of the Company, except that if so provided in the Restricted Stock Agreement applicable to the Restricted Stock Award, the Company shall repurchase each of the shares of Common Stock forfeited for the purchase price per share, if any, paid by the Grantee. The Committee will have discretion to determine whether the Continuous Service of a Grantee has terminated and the date on which such Continuous Service terminates and whether the Grantee's Continuous Service terminated as a result of the Disability of the Grantee.

          (i)    Lapse of Forfeiture Restrictions in Certain Events; Committee's Discretion.    Notwithstanding the provisions of Section 10(h) or any other provision in the Plan to the contrary, the Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to the Grantee pursuant to a Restricted Stock Award, and upon such vesting, all Forfeiture Restrictions applicable to such Restricted Stock Award shall lapse or terminate. Any action by the Committee pursuant to this Section 10(i) may vary among individual Grantees and may vary among the Restricted Stock Awards held by any individual Grantee. Notwithstanding the preceding provisions of this Section 10(i), the Committee may not take any action described in this Section 10(i) with respect to a Restricted Stock Award that has been granted to a Covered Employee if such Award has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code.

          (j)    Notice of Election Under 83(b).    Each Grantee making an election under Section 83(b) of the Code shall provide a copy thereof to the Company within thirty (30) days of the filing of such election with the Internal Revenue Service.

        11.    PERFORMANCE AWARDS.

          (a)    Designation as a Performance Award.    The Committee shall have the right to designate any Restricted Stock Award as a Performance Award. Performance Awards may be granted only to Employees.

          (b)    Performance Awards.    In the case of any Restricted Stock Award to any person who is or may become a Covered Employee during the Performance Period or before payment of the Award, the Committee may grant such Award as a Performance Award that is intended to comply with the requirements of Section 162(m) of the Code, as determined by the Committee, in the amount and pursuant to the terms and conditions that the Committee may determine and set forth in the Restricted Stock Agreement, subject to the provisions of this Section 11.

          (c)    Performance Period.    Performance Awards will be awarded in connection with a Performance Period, as determined by the Committee in its discretion; provided, however, that a Performance Period may be no shorter than twelve (12) months for any Performance Awards granted to a Covered Employee.

          (d)    Eligible Grantees.    Prior to the commencement of a Performance Period, the Committee shall determine the Employees who will be eligible to receive a Performance Award with respect to that Performance Period; provided that the Committee may determine the eligibility of any Employee, other than a Covered Employee, after the commencement of the Performance Period. The Committee shall provide a Restricted Stock Agreement, as applicable, to each Grantee who receives a grant of a Performance Award under the Plan as soon as administratively feasible after such Grantee receives such Award. A Restricted Stock Agreement for a Performance Award shall specify the applicable Performance Period, and the Performance Goals, specific performance factors and targets related to the Performance Goals, award criteria and the targeted amount of his or her Performance Award, as well as any other applicable terms of the Performance Award for which the Grantee is eligible.

          (e)    Performance Goals; Specific Performance Targets; Award Criteria.    Prior to the commencement of each Performance Period, the Committee shall fix and establish in writing

  (i) the Performance Goals that will apply to that Performance Period with respect to each Performance Award; (ii) with respect to Performance Goals, the specific performance factors and targets related to each Grantee and, if achieved, the targeted amount of the Grantee's Performance Award; and (iii) subject to Section 11(f) below, the criteria for computing the amount that will be paid with respect to each level of attained performance. The Committee shall also set forth the minimum level of performance, based on objective factors and criteria, that must be attained during the Performance Period before any Performance Goal is deemed to be attained and any Performance Award will be earned and become payable, and the percentage of the Performance Award that will become earned and payable upon attainment of various levels of performance that equal or exceed the minimum required level.

          (f)    Adjustments.

          (i)    In order to assure the incentive features of the Plan and to avoid distortion in the operation of the Plan, the Committee may make adjustments in the Performance Goals, specific performance factors and targets related to those Performance Goals and award criteria established by it for any Performance Period under this Section 11(f) whether before or after the end of the Performance Period to the extent it deems appropriate in its sole discretion, which shall be conclusive and binding upon all parties concerned, to compensate for or reflect any changes which may have occurred during the Performance Period which significantly affect factors that formed part of the basis upon which such Performance Goals, specific performance targets related to those Performance Goals and award criteria were determined. Such changes may include, without limitation, changes in accounting practices, tax, regulatory or other laws or regulations or economic changes not in the ordinary course of business cycles. The Committee also reserves the right to adjust Performance Awards to insulate them from the effects of unanticipated, extraordinary, major business developments, such as a special asset writedown, sale of a division and other unusual events. The determination of financial performance achieved for any Performance Period may, but need not be, adjusted by the Committee to reflect such extraordinary, major business developments. Any such determination shall not be affected by subsequent adjustments or restatements.

          (ii)   In the event of any change in outstanding shares of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, the Committee shall make such adjustments, if any, that it deems appropriate in the Performance Goals, specific performance factors and targets related to those Performance Goals and award criteria established by it under this Section 11(f) for any Performance Period not then completed. Any and all such adjustments shall be conclusive and binding upon all parties concerned.

          (iii)  Notwithstanding the foregoing provisions of this Section 11(f), the Committee shall have no discretion to modify or waive the Performance Goals or conditions to the grant or vesting of a Performance Award or to increase the amount payable to any Grantee that would otherwise be due upon attainment of the Performance Goals, unless such Award is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the relevant Restricted Stock Agreement provides for such discretion.

          (g)    Section 162(m) of the Code.    If the Committee intends for a Performance Award to be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such Award in accordance with Section 162(m) of the Code, it is the intent of the Company and the Committee that this Section 11 be interpreted in a manner that satisfies the applicable requirements of Section 162(m)(4)(C) of the Code, and that the Plan be operated so that the Company may take a full tax deduction for such Performance Awards. If any provision of the Plan or any Performance Award would otherwise frustrate or conflict with this intent, that provision shall be interpreted and deemed amended so as to avoid this conflict and such terms or provisions shall be deemed inoperative to the extent necessary to avoid the conflict with the requirements of Section 162(m) of the Code without invalidating the remaining provisions hereof. Without limiting the generality of the preceding provisions of this Section 11(g), the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to shares of Common Stock covered by a Performance Award, such that the dividends and/or the shares of Common Stock maintain eligibility for the "performance-compensation exception" under Section 162(m) of the Code. In the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, if applicable, such dividend shall be subject to a vesting period equal to the remaining vesting period of the shares of Common Stock subject to the Performance Award with respect to which the dividend is paid.

        12.    GENERAL PROVISIONS REGARDING AWARDS.

          (a)    Form of Award Agreement.    Each Award granted under the Plan shall be evidenced by a written Award Agreement in such form (which need not be the same for each Grantee) as the Committee from time to time approves, but which is not inconsistent with the Plan, including any provisions that may be necessary to assure that any Option that is intended to be an Incentive Stock Option will comply with Section 422 of the Code.

          (b)    Awards Criteria.    In determining the amount and value of Awards to be granted, the Committee may take into account the responsibility level, performance, potential, other Awards and such other considerations with respect to a Grantee as it deems appropriate. The terms of an Award Agreement may provide that the amount payable as an Award may be adjusted for dividends or dividend equivalent.

          (c)    Date of Grant.    The date of grant of an Award will be the date specified by the Committee as the effective date of the grant of an Award or, if the Committee does not so specify, will be the date on which the Committee makes the determination to grant such Award. The Award Agreement evidencing the Award will be delivered to the Grantee with a copy of the Plan and other relevant Award documents within a reasonable time after the date of grant.

          (d)    Stock Price.    The exercise price or other measurement of stock value relative to any Award shall be the price determined by the Committee (but, if required by applicable law, shall be not less than the par value of the shares of Common Stock on the date of grant of the Award). The exercise price of any Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock for the date of grant of the Option; provided, however, the exercise price of any Option granted to a Ten Percent Stockholder shall not be less than 110% of the Fair Market Value of the shares of Common Stock for the date of grant of the Option.

        (e)    Period of Award.    Awards shall be exercisable or payable within the time or times or upon the event or events determined by the Committee and set forth in the Award Agreement. Unless otherwise provided in an Award Agreement, Awards other than Restricted Stock Awards shall terminate on (and no longer be exercisable or payable after) the earlier of: (i) ten (10) years from the date of grant of the Award; (ii) for an Incentive Stock Option granted to a Ten Percent Stockholder, five (5) years from the date of grant of the Option; (iii) three (3) months after the Grantee is no longer serving in any capacity as an Employee, Consultant or Director of the Company for a reason other than the death or Disability of the Grantee; (iv) six (6) months after death of the Grantee; or (v) six (6) months after Disability of the Grantee.

          (f)    Transferability of Awards.    Awards granted under the Plan, and any interest therein, shall not be transferable or assignable by the Grantee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable or payable during the lifetime of the Grantee only by the Grantee; provided, that the Grantee may, however, designate persons who or which may exercise or receive his or her Awards following the Grantee's death. Notwithstanding the preceding sentence, Non-Qualified Stock Options may be transferred to such family members, family member trusts, family limited partnerships and other family member entities as the Committee, in its sole discretion, may approve prior to any such transfer. No such transfer will be approved by the Committee if the Common Stock issuable under such transferred Award would not be eligible to be registered on Form S-8 promulgated under the Securities Act.

          (g)    Acquisitions and Other Transactions.    The Committee may, from time to time, cause the Company to assume outstanding awards granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Award under the Plan in replacement of or in substitution for the awards assumed by the Company, or (ii) treating the assumed award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such assumption shall be permissible if the holder of the assumed award would have been eligible to be granted an Award hereunder if the other entity had applied the rules of this Plan to such grant.

          (h)    Payment.    Payment of an Award (i) may be made in cash, Common Stock or a combination thereof, as determined by the Committee in its sole discretion, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion, and (iii) to the extent applicable, shall be based on the Fair Market Value of the Common Stock for the payment or exercise date. Payment of the amount determined under Section 9(b) or 9(c) shall be made solely in whole shares of Common Stock in a number determined by their Fair Market Value on the date of exercise of the Stock Appreciation Right. If the amount payable results in a fractional share of Common Stock, the amount payable for the fractional share will be withheld pursuant to Section 12(j) hereof by the Company in connection with satisfying its tax withholding obligations with respect to the exercise of the Stock Appreciation Right. Notwithstanding the foregoing provisions of this Section 12(h), payment of the amount determined under Section 9(b) or 9(c) in connection with the exercise of a Stock Appreciation Right may be paid in cash, if such form of payment would not cause the Stock Appreciation Right or the Plan to be subject to Section 409A of the Code.

          (i)    Notice.    If an Award involves an exercise, it may be exercised only by delivery to the Company of a written exercise agreement approved by the Committee (which need not be the same for each Grantee), stating the number of shares of Common Stock being purchased or with respect to which an Award is being exercised, the method of payment, and such other matters as may be deemed appropriate by the Company in connection with the issuance of shares upon exercise of the Award, together with payment in full of any exercise price for any shares of Common Stock being purchased. Such exercise agreement may be part of a Grantee's Award Agreement.

          (j)    Withholding Taxes.    The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold the statutory prescribed minimum amount of Federal, state or local income taxes or other taxes with respect to the grant, exercise or payment of any Award under the Plan, including procedures for a Grantee to have shares of Common Stock withheld from the total number of shares of Common Stock to be issued or purchased upon grant or exercise of an Award. The shares of Common Stock reserved for issuance under the Plan shall be reduced by the number of shares of Common Stock withheld for the payment of taxes pursuant to this Section 12(j). Prior to issuance of any shares of Common

  Stock or, if applicable, payment of cash, upon exercise of an Award, the Grantee shall pay or make adequate provision acceptable to the Committee for the satisfaction of the statutory minimum prescribed amount of any Federal, state or local income or other tax withholding obligations of the Company, if applicable.

          (k)    Exercise of Award Following Termination of Continuous Service.

            (i)    An Award may not be exercised after the expiration date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

            (ii)   Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

            (iii)  Any Option designated as an Incentive Stock Option, to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of an Optionee's Continuous Service, shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Option Agreement.

            (iv)  The Committee shall have discretion to determine whether the Continuous Service of a Grantee has terminated and the effective date on which such Continuous Service terminates and whether the Grantee's Continuous Service terminated as a result of the Disability of the Grantee.

          (l)    Limitations on Exercise.

            (i)    The Committee may specify a reasonable minimum number of shares of Common Stock or a percentage of the shares subject to an Award that may be purchased on any exercise of an Award; provided, that such minimum number will not prevent a Grantee from exercising the full number of shares of Common Stock as to which the Award is then exercisable.

            (ii)   The obligation of the Company to issue any shares of Common Stock pursuant to the exercise of any Award or otherwise make payments hereunder shall be subject to the condition that such exercise and the issuance and delivery of such shares and other actions pursuant thereto comply with Section 409A of the Code, the Securities Act, all applicable state securities and other laws and the requirements of any stock exchange or national market system upon which the shares of Common Stock may then be listed or quoted, as in effect on the date of exercise. The Company shall be under no obligation to register the shares of Common Stock with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws or stock exchange or national market system, and the Company shall have no liability for any inability or failure to do so.

            (iii)  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any securities or other applicable laws.

          (m)    Privileges of Stock Ownership.    Except as provided in the Plan with respect to Restricted Stock Awards, no Grantee will have any of the rights of a stockholder with respect to any shares of Common Stock subject to an Award until such Award is properly exercised and the purchased or awarded shares of Common Stock are issued and delivered to the Grantee, as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date of issuance and delivery of shares of Common Stock, except as provided in the Plan.

          (n)    Breach; Additional Terms.    A breach of the terms and conditions of this Plan or established by the Committee pursuant to the Award Agreement shall cause a forfeiture of the Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the Award, including provisions pertaining to the termination of the Grantee's employment (by retirement, Disability, death or otherwise) prior to expiration of the Forfeiture Restrictions or other vesting provisions. Such additional terms, conditions or restrictions shall also be set forth in an Award Agreement made in connection with the Award.

        13.    ADJUSTMENT UPON CHANGES IN CAPITALIZATION AND CORPORATE EVENTS.

          (a)    Capital Adjustments.    The number of shares of Common Stock (i) covered by each outstanding Award granted under the Plan, the exercise, target or purchase price of each outstanding Award, and any other terms of the Award that the Committee determines requires adjustment, and (ii) available for issuance under Sections 5 and 7 shall be adjusted to reflect, as deemed appropriate by the Committee, any increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without receipt of consideration, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that the exercise, target or purchase price may not be decreased to below the par value, if any, for the shares of Common Stock as adjusted pursuant to this Section 13(a). Except as the Committee determines, no issuance by the Company of shares of capital stock of any class, or securities convertible into shares of capital stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award. Notwithstanding the foregoing provisions of this Section 13(a), no adjustment may be made by the Committee with respect to an outstanding Award that would cause such Award and/or the Plan to become subject to Section 409A of the Code.

          (b)    Dissolution or Liquidation.    The Committee shall notify the Grantee at least twenty (20) days prior to any proposed dissolution or liquidation of the Company. Unless specifically provided otherwise in an individual Award or Award Agreement or in a then-effective written employment agreement between the Grantee and the Company or an Affiliate, to the extent that an Award has not been previously exercised, or the Forfeiture Restrictions have not lapsed, any such Award that is an Option or Stock Appreciation Right shall expire, and any such Award that is a Restricted Stock Award shall be forfeited, and the shares of Common Stock subject to such Award shall be returned to the Company, in each case, immediately prior to consummation of such dissolution or liquidation, and such Award shall terminate immediately prior to consummation of such dissolution or liquidation.

          (c)    Change in Control.    Unless specifically provided otherwise with respect to Change in Control events in an individual Award or Award Agreement or in a then-effective written employment agreement between the Grantee and the Company or an Affiliate, if, during the term of the Plan, a Change in Control occurs, the surviving entity or purchaser described in Section 3(f), the "Purchaser," shall either assume the obligations of the Company under the outstanding Awards or convert the outstanding Awards into awards of at least equal value as to capital stock of the Purchaser. In the event such Purchaser refuses to assume or substitute Awards pursuant to a

  Change in Control, each Award which is at the time outstanding under the Plan shall (i) except as provided otherwise in an individual Award or Award Agreement, automatically become, subject to all other terms of the Award or Award Agreement, fully vested and exercisable or payable, as appropriate, and be released from any repurchase or forfeiture provisions, immediately prior to the specified effective date of such Change in Control, for all of the shares of Common Stock at the time represented by such Award, (ii) the Forfeiture Restrictions applicable to all outstanding Restricted Stock Awards shall lapse and shares of Common Stock subject to such Restricted Stock Awards shall be released from escrow (or transferred from book entry with the Company's transfer agent, if applicable), and delivered (subject to Grantee's satisfaction of the requirements of Section 12(j)) to the Grantees of the Awards free of any Forfeiture Restriction, (iii) all other Awards shall become fully vested and payment thereof shall be accelerated using, if applicable, the then-current Fair Market Value to measure any payment that is based on the value of the Common Stock or using such higher amount as the Committee may determine to be more reflective of the actual value of such stock, and (iv) notwithstanding any contrary terms in the Award or Award Agreement, expire on a date at least twenty (20) days after the Committee gives written notice to Grantees specifying the terms and conditions of the acceleration of vesting of their Awards and, if applicable, the remaining period to exercise their Options.

        To the extent that a Grantee exercises an Award before or on the effective date of the Change in Control, (i) the Company shall issue all Common Stock purchased or issuable by exercise of that Award (subject to the Grantee's satisfaction of the requirements of Section 12(j)), and those shares of Common Stock shall be treated as issued and outstanding for purposes of the Change in Control, and (ii) with respect to a Stock Appreciation Right that is to be settled in the form of a cash payment, the Company shall make such payment to the Grantee (subject to Grantee's satisfaction of the requirements of Section 12(j)). Upon a Change in Control, if the outstanding Awards are not assumed or substituted by the Purchaser, the Plan shall terminate and any unexercised Awards outstanding under the Plan at that date shall terminate as of the expiration of the period specified in the notice to be provided in the immediately preceding paragraph.

        14.    STOCKHOLDER APPROVAL.    The Company shall obtain the approval of the Plan by the Company's stockholders to the extent required to satisfy Sections 162(m) or 422 of the Code or to satisfy or comply with any applicable laws or the rules of any stock exchange or national market system on which the Common Stock may be listed or quoted. No Award that is granted as a result of any increase in the number of shares of Common Stock authorized to be issued under the Plan may be exercised or forfeiture restrictions lapse prior to the time such increase has been approved by the stockholders of the Company. No Award shall be made hereunder unless and until such stockholder approval of the Plan is obtained.

        15.    ADMINISTRATION.    The Plan shall be administered by the Committee. The Committee shall interpret the Plan and any Awards granted pursuant to the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations from time to time. The interpretation by the Committee of any of the provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company and all persons having an interest in any Award or any shares of Common Stock purchased or other payments received pursuant to an Award. Notwithstanding the authority hereby delegated to the Committee to grant Awards to Employees, Directors and Consultants under the Plan, the Board shall have full authority, subject to the express provisions of the Plan, to grant Awards to Employees, Directors and Consultants under the Plan, to interpret the Plan, to provide, modify and rescind rules and regulations relating to the Plan, to determine the terms and provision of Awards granted to Employees, Consultants and Directors under the Plan and to make all other determinations and perform such actions as the Board deems necessary or advisable to administer the Plan. No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

        16.    EFFECT OF PLAN.    Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any Employee, Director or Consultant any right to be granted an Award or any other rights except as may be evidenced by the Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right of the Board, the Committee or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation or other transaction involving the Company, any issue of bonds, debentures, or shares of preferred stock ranking prior to or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding by or for the Company. Nothing contained in the Plan or in any Award Agreement or in other related documents shall confer upon any Employee, Director or Consultant any right with respect to such person's Continuous Service or interfere or affect in any way with the right of the Company or an Affiliate to terminate such person's Continuous Service at any time, with or without cause.

        17.    NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS.    Except as specifically provided in a retirement or other benefit plan of the Company or an Affiliate, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or an Affiliate, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

        18.    AMENDMENT OR TERMINATION OF PLAN.    The Board in its discretion may, at any time or from time to time after the date of adoption of the Plan, terminate or amend the Plan in any respect, including amendment of any form of Award Agreement, exercise agreement, or instrument to be executed pursuant to the Plan; provided, however, to the extent necessary to comply with the Code, including Sections 162(m) and 422 of the Code, other applicable laws, or the applicable requirements of any stock exchange or national market system, the Company shall obtain stockholder approval of any Plan amendment in such manner and to such a degree as required. No Award may be granted after termination of the Plan. Any amendment or termination of the Plan shall not affect Awards previously granted, and such Awards shall otherwise remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise in a writing (including an Award Agreement) signed by the Grantee and the Company.

        19.    EFFECTIVE DATE AND TERM OF PLAN.    The Plan shall become effective as of the Effective Date, which is the date the Plan was approved by the Company's stockholders. The Plan shall continue in effect for a term of ten (10) years from the Effective Date, and shall terminate on the day before the tenth anniversary of the Effective Date, unless sooner terminated by action of the Board.

        20.    SEVERABILITY AND REFORMATION.    The Company intends all provisions of the Plan to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of the Plan is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of the Plan is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and the Plan shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions of the Plan shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

        21.    GOVERNING LAW.    The Plan and all issues or matters relating to the Plan shall be governed by, determined and enforced under, and construed and interpreted in accordance with the laws of the State of Texas.

        22.    INTERPRETIVE MATTERS.    Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and visa versa. The term "include" or "including" does not denote or imply any limitation. The term "business day" means any Monday through Friday other than such a day on which banks are authorized to be closed in the State of Texas. The captions and heading used in the Plan are inserted for convenience and shall not be deemed a part of the Plan for construction or interpretation.

DG FASTCHANNEL, INC.

750 W. JOHN CARPENTER FWY

STE 700

IRVING, TX 75039

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to DG FastChannel, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

DG FASTCHANNEL, INC.		For	Withhold	For All
		All	All	Except
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.

Vote On Directors		☐	☐	☐

1. To elect three Directors to serve three-year terms expiring in 2012 or, until his or her successor has been duly elected and qualified.

Nominees:
01) Omar A. Choucair
02) David M. Kantor
03) Lisa C. Gallagher

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote On Proposal		For	Against	Abstain

2. To ratify and approve the proposed Amendment to the Company’s 2006 long-term stock incentive plan.		☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

Signature	Date	Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

DG FASTCHANNEL, INC.

750 W. John Carpenter Frwy., Suite 700
Irving, Texas 75039

This Proxy is solicited on behalf of the DG FastChannel, Inc. Board of
Directors for the Annual Meeting on May 11, 2009

The undersigned hereby appoints Scott K. Ginsburg and/or Omar A. Choucair, proxies with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of the undersigned in DG FastChannel, Inc. at the Annual Meeting of stockholders to be held at the Wingate Inn, 850 W. Walnut Hill Lane, Irving, Texas 75038, at 10:00 a.m., central time, on May 11, 2009, and at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished with the proxy card, subject to any directions indicated on the other side of the proxy card.

If no directions are given, the proxies will vote for the nominees for director listed and the other proposal described on the other side of this proxy card. In the event that any other matter may properly come before the meeting, or any adjournment or postponement thereof, the proxies are authorized, at their discretion, to vote the matter.

Please sign on the other side of the card and return it promptly using the enclosed reply envelope.

(Continued, and to be marked, dated and signed, on the other side)

*** Exercise Your Right to Vote ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

Meeting Information

DG FASTCHANNEL, INC.	Meeting Type:	Annual Shareholder
	For holders as of:	3/19/09
	Date: 5/11/2009	Time: 10:00 a.m. CT
	Location:	Wingate Inn
850 W. Walnut Hill Lane Irving, Texas 75038

You are receiving this communication because you hold shares in the company named above.
DG FASTCHANNEL, INC.
750 W. JOHN CARPENTER FWY STE 700 IRVING, TX 75039

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT    FORM 10-K

How to View Online:

Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:             www.proxyvote.com

2) BY TELEPHONE:        1-800-579-1639

3) BY E-MAIL*:                sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. To facilitate timely delivery, please make the request as instructed above on or before 4/27/09.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12-Digit Control Number available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.

1.           To elect three Directors to serve three-year terms expiring in 2012 or, until his or her successor has been duly elected and qualified.

Nominees:

01)  Omar A. Choucair

02)  David M. Kantor

03)  Lisa C. Gallagher

2.            To ratify and approve the proposed Amendment to the Company’s 2006 long-term stock incentive plan.

QuickLinks

VOTING RIGHTS AND SOLICITATION OF PROXIES
PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: APPROVAL OF AN AMENDMENT TO THE COMPANY'S 2006 LONG-TERM STOCK INCENTIVE PLAN
AUDIT COMMITTEE REPORT
PRINCIPAL ACCOUNTANT FEES AND SERVICES
STOCKHOLDERS' PROPOSALS
AVAILABLE INFORMATION
MISCELLANEOUS
  Appendix A
DG FASTCHANNEL, INC. 2006 LONG-TERM STOCK INCENTIVE PLAN (As Amended March 23, 2009)